Exhibit 10.7

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND

REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM

THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

LICENSE AGREEMENT

BY AND BETWEEN

ARRYS THERAPEUTICS, INC.

AND

ASKAT, INC.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) is entered into as of December 14, 2017 (the “Effective Date”) by and among Arrys Therapeutics, Inc., a corporation organized and existing under the laws of Delaware and having a principal place of business at c/o OrbiMed Advisors, LLC, 601 Lexington Avenue, 54th Floor, New York, NY 10022 (“Arrys”) and AskAt Inc., a company organized under the laws of Japan and having its principal place of business at [***], Nagoya, Japan, 466-0841 (“AskAt”). Arrys and AskAt are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

AskAt owns or otherwise controls certain materials, patents, patent applications, technology, know-how, scientific and technical information and other proprietary rights and information relating to EP4 Antagonists.

AskAt owns certain patents and patent applications relating to methods of the treatment of cancer.

Arrys is a newly formed company that was formed for the purpose of entering into this Agreement.

AskAt has agreed to grant to Arrys an exclusive license under the Licensed Technology to Exploit the Licensed Compounds and Licensed Products (all as defined below), and Arrys desires to receive such license, in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following initially capitalized terms, whether used in the singular or plural form, shall have the meanings set forth in this Article 1.

1.1 “007 Composition Product” means any Composition Product containing [***]. 007 Composition Products are “Composition Products”, as defined below.

1.2 “007 Composition Royalty-Bearing Products” has the meaning set forth in Section 5.3(a).

1.3 “007 Development Milestone” means the sooner of (a) Initiation of the first Phase II or Phase III Clinical Trial of an 007 Composition Product, whichever occurs first, provided however, that in no event shall Initiation of any Phase I Clinical Trial (including any phase 1b clinical trial) described in the Development Plan as of the Effective Date be grounds for achievement of the 007 Development Milestone or (b) the [***] following the formal adoption of a binding resolution by the Board of Directors of Arrys authorizing the Initiation of a Phase II or Phase III Clinical Trial that if Initiated would satisfy clause (a) of this definition.

1.4 “007 Development Milestone Fee” has the meaning set forth in Section 5.2(a).

1.5 “007 Patents” means any and all Composition Patents other than the 008 Patents.

1.6 “007 Technology” means all Composition Technology other than the 008 Technology.

1.7 “008 Composition Product” means any product containing [***]. 008 Composition Products are “Composition Products”.

1.8 “008 Composition Royalty-Bearing Products” has the meaning set forth in Section 5.3(a).

1.9 “008 Development Milestone” means the sooner of (a) Initiation of the first Phase II or Phase III Clinical Trial of an 008 Composition Product, whichever occurs first, provided however, that in no event shall Initiation of any Phase I Clinical Trial (including any phase 1b clinical trial) described in the Development Plan as of the Effective Date be grounds for achievement of the 008 Development Milestone or (b) the [***] following the formal adoption of a binding resolution by the Board of Directors of Arrys authorizing the Initiation of a Phase II or Phase III Clinical Trial that if Initiated would satisfy clause (a) of this definition.

1.10 “008 Development Milestone Fee” has the meaning set forth in Section 5.2(b).

1.11 “008 Patents” means any and all Composition Patents that are solely related to, claim or cover [***].

1.12 “008 Technology” means the (a) Composition Know-How that solely describes or contains Know-How related to [***].

1.13 “505(b)(2) NDA” means a new drug application submitted to the FDA under 21 U.S.C. § 355(b)(2) (or any replacement thereof).

1.14 “AAA” has the meaning set forth in Section 11.3.

1.15 “AAT-007” means [***].

1.16 “AAT-008” means [***].

1.17 “Affiliate” means, with respect to a particular Person, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Person. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of more than [***] of the voting stock of such entity, or by contract or otherwise. For the avoidance of doubt, Kyn Therapeutics and Arrys are not Affiliates of each other for purposes of this Agreement.

1.18 “Agreement” has the meaning set forth in the preamble hereto.

1.19 “ANDA” means an Abbreviated New Drug Application pursuant to 21 U.S.C. § 355(j) and 21 C.F.R. § 314.3.

1.20 “Applicable Law” means the applicable laws, rules, regulations, guidelines and other requirements of Governmental Authorities, including Regulatory Authorities, that may be in effect from time to time, including GLP, GMP, the UK Bribery Act of 2010 and the Foreign Corrupt Practices Act of 1977, as amended.

1.21 “Arrys Indemnitees” has the meaning set forth in Section 8.1.

1.22 “Arrys Sublicensee” means any Third Party granted a sublicense by Arrys, any of its Affiliates or any other Arrys Sublicensee under the rights granted to Arrys hereunder (such sublicense, a “Arrys Sublicense”).

1.23 “AskAt Indemnitees” has the meaning set forth in Section 8.2.

1.24 “AskAt Outbound Agreements” means, collectively, the following: [***].

1.25 “[***] Agreements” means, collectively, the following: [***].

1.26 “Bankruptcy Code” has the meaning set forth in Section 10.3(b).

1.27 “Business Day” means a day other than a Saturday or a Sunday or a bank or other public holiday in Tokyo, Japan or New York, New York, for AskAt or Arrys, respectively.

1.28 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.29 “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.30 “Change of Control” means, with respect to a Person, (a) completion of a merger, reorganization, amalgamation, arrangement, share exchange, consolidation, tender or exchange offer, private purchase, business combination, recapitalization or other transaction as a result of which the stockholders of the Person immediately preceding such transaction hold less than [***] of the outstanding shares, or less than [***] of the outstanding voting power, respectively, of the ultimate company or entity resulting from such transaction immediately after consummation thereof (including a company or entity which as a result of such transaction owns the then-outstanding securities of the Person or all or substantially all of such Person’s assets, either directly or through one or more subsidiaries), (b) the adoption of a plan relating to the liquidation or dissolution of the Person, other than in connection with a corporate reorganization (without limitation of clause (a), above), (c) any sale, lease, exchange, exclusive license, contribution or other transfer (in one transaction or a series of related transactions) to a Third Party of all or substantially all the assets of the Person (determined on a consolidated basis), or (d) the sale or disposition to a Third Party of assets or businesses that constitute [***] or more of the total revenue or assets of the Person (determined on a consolidated basis).

1.31 “Claim” has the meaning set forth in Section 8.3.

1.32 “Clinical Trials” means Phase I Clinical Trials, Phase II Clinical Trials, Phase III Clinical Trials, Phase IV Clinical Trials or Pivotal Trials.

1.33 “Combination Product” means a Licensed Product that, in addition to containing a Licensed Compound as an active ingredient, also contains at least one other active pharmaceutical ingredient that is not a Licensed Compound.

1.34 “Commercialize” or “Commercialization” means, together with all correlative meanings, the import, export, marketing, promotion, sale or distribution of a product, including commercial activities conducted in preparation for a product launch. Commercialization shall expressly exclude (a) Research, (b) Development and (c) Manufacture.

1.35 “Commercially Reasonable Efforts” means, with respect to a Party’s obligations that relate to the achievement of an objective, the use of reasonable, diligent efforts and resources (including use and expenditure of resources) as normally used by similarly situated companies in the relevant field for the achievement of the same or a similar objective on a timely basis for such company’s similarly situated therapeutic products at a similar stage of development and with similar commercial potential, taking into account all relevant factors, including safety and efficacy, product profile, the proprietary position, the then-current competitive environment and the likely timing of market entry, the regulatory environment and status, and other relevant scientific, technical and commercial factors, all as determined at the time such obligations are due.

1.36 “Compartment Specific Product” means any product containing a Licensed Compound that is administered to a restricted tissue or compartment of the human body for the purpose of local administration. For the avoidance of doubt the following are not Compartment Specific Products: (a) a product that is administered for the purpose of systemic exposure by any means or (b) any product that is administered intravenously, by intra-muscular injection or by subcutaneous injection.

1.37 “Composition Know-How” means any Know-How Controlled by AskAt or any of its Affiliates on the Effective Date or during the Term that is necessary or useful to Exploit, or otherwise relates to, any Licensed Compound, 007 Composition Product or 008 Composition Product.

1.38 “Composition Know-How Materials” means materials and information in any form that describe or contain the Composition Know-How, including without limitation the Regulatory Materials that were available to Arrys pursuant to the Data Room immediately prior to the Effective Date.

1.39 “Composition Patents” means any and all Patents Controlled by AskAt or any of its Affiliates on the Effective Date or during the Term that are related to, claim or cover any Licensed Compound or Composition Product.

1.40 “Composition Products” means any product containing a Licensed Compound.

1.41 “Composition Technology” means the Composition Know-How and Composition Patents.

1.42 “Confidential Information” has the meaning set forth in Section 9.1.

1.43 “Control” or “Controlled” means, with respect to any data, information, materials, compounds, Know-How, Patents, Regulatory Materials or Regulatory Approvals, the possession (whether by ownership or license or other legal authority, but other than pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party a license or access as provided herein to such item, or to otherwise disclose proprietary or trade secret information to such other Party without violating the terms of any agreement or other arrangement with any Third Party, in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such license or access.

1.44 “CPA Firm” has the meaning set forth in Section 5.4(d)(ii).

1.45 “Data Room” means that certain information sharing electronic storage that contained AskAt’s Confidential Information regarding AAT-007 and AAT-008 which Arrys evaluated and/or used to make the decision to enter into this License Agreement.

1.46 “Develop” or “Development” means, together with all correlative meanings, pre-clinical and clinical drug development activities, conducted before or after obtaining Regulatory Approval that are reasonably related to or leading to the development, preparation, and submission of data and information to a Regulatory Authority for the purpose of obtaining, supporting or expanding Regulatory Approval or to the appropriate body for obtaining, supporting or expanding pricing and reimbursement approval, including without limitation, all activities related to preclinical testing, assay development and validation, in vivo testing, biomarker development and validation, toxicology, pharmacokinetic profiling, design and conduct of Clinical Trials and any other clinical trials or studies, regulatory affairs, statistical analysis, report writing, and Regulatory Material creation and submission (including the services of outside advisors and consultants in connection therewith). Development expressly excludes (a) Research, (b) Commercialization and (c) the Manufacture and accumulation of commercial inventory of a product.

1.47 “Development Plan” means the development plan with respect to AAT-007 and AAT-008 set forth on Exhibit B, as it may be reasonably amended or modified by Arrys from time to time. For the avoidance of doubt, any terms of this Agreement, including but not limited to the definition of “007 Development Milestone” and “008 Development Milestone”, may not be amended or modified by the Development Plan.

1.48 “Disputes” shall have the meaning set forth in Section 11.1.

1.49 “Drug Substance” means the bulk drug substance manufactured by or on behalf of AskAt that contains a Licensed Compound.

1.50 “Effective Date” has the meaning set forth in the preamble to this Agreement.

1.51 “EP4 Antagonist” means any small molecule that blocks the EP4 receptor.

1.52 “EMA” means the European Medicines Agency or its successor.

1.53 “EU” means all of the European Union member states as of the applicable time during the Term.

1.54 “Exploit” or “Exploitation” means, collectively, to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, have imported, export, have exported and otherwise exploit and have exploited, including Research, Develop, Manufacture and Commercialize.

1.55 “FDA” means the United States Food and Drug Administration or its successor.

1.56 “FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended.

1.57 “Field” means the treatment, prevention, diagnosis or prognosis of diseases or disorders in humans, other than by means of administration of a Compartment Specific Product; provided that AAT-007 human injectable use is included in the Field only with respect to the treatment, prevention, diagnosis or prognosis of cancer using an injectable formulation thereof, and further provided that if AskAt obtains any additional rights to an injectable formulation of AAT-007 other than a Compartment Specific Product with respect to the treatment, prevention, diagnosis or prognosis of diseases or disorders in humans, the “Field” shall automatically be expanded, without further action of either Party, to include all such rights.

1.58 “First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale to a Third Party of such Licensed Product in such country after all Regulatory Approvals, including any pricing or reimbursement approvals, as applicable, have been obtained in such country.

1.59 “Generic Product” means, with respect to a Licensed Product in a country, a pharmaceutical product that: (a) (i) contains the same active moiety as the Licensed Product; and (ii) is approved for use or marketing in such country by a Regulatory Authority through an ANDA or 505(b)(2) NDA, or any enabling legislation thereof, or pursuant to any similar abbreviated route of approval in any countries in the Territory; or (b) (i) contains the same active moiety as the Licensed Product; and (ii) is approved for use in such country by a Regulatory Authority through a regulatory pathway referencing or relying on clinical data, or any findings of safety or efficacy therein, first submitted by Arrys or its Affiliates or Arrys Sublicensees for obtaining Regulatory Approval for such Licensed Product, in each case other than any Licensed Product that has been Developed under this Agreement by or on behalf of Arrys or any of its Affiliates or Arrys Sublicensees or Commercialized by or on behalf of Arrys or any of its Affiliates or Arrys Sublicensees in such country. As used herein, the term “active moiety” has the meaning set forth in Title 21, United States Code of Federal Regulations, § 314.108(a).

1.60 “Good Laboratory Practices” or “GLP” means the then-current practices and procedures set forth in Title 21, United States Code of Federal Regulations, Part 58 (as amended), and any other regulations, guidelines or guidance documents relating to good laboratory practices, or any foreign equivalents thereof in the country in which such studies or clinical trials are conducted.

1.61 “Good Manufacturing Practices” or “GMP” means the then-current practices and procedures set forth in Title 21, United States Code of Federal Regulations, Parts 210 – 211, ICH Guideline Q7A, and any other regulations, guidelines or guidance documents relating to good manufacturing practices, or any foreign equivalents thereof in the country in which such manufacturing activities are conducted.

1.62 “Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.63 “IND” means (a) an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or (b) a clinical trial application or similar equivalent application or submission to the equivalent Regulatory Authority in any other regulatory jurisdiction, the filing of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.64 “Indemnified Party” has the meaning set forth in Section 8.3.

1.65 “Indemnifying Party” has the meaning set forth in Section 8.3.

1.66 “Infringement Notice” has the meaning set forth in Section 6.4(a).

1.67 “Initiation” or “Initiate” means, together with all correlative meanings, the first dosing of the first subject or patient in a Clinical Trial of a Licensed Product to be conducted by or on behalf of Arrys or any of its Affiliates.

1.68 “Initiation Fee” has the meaning set forth in Section 5.1.

1.69 “Inventions” mean all inventions, discoveries, improvements, modifications, enhancements or creations, in each case whether or not patentable and whether or not reduced to practice, and any intellectual property rights (including Know-How and Patents) arising from any of the foregoing.

1.70 “Joint Invention” means any Invention developed, created, conceived or reduced to practice jointly by or on behalf of the Parties in connection with and during the Term of this Agreement. For the purposes of clarity, Joint Inventions includes Inventions developed by Arrys that incorporate Licensed Know-How.

1.71 “Joint Patent” means any Patent that is related to, claims or covers any Joint Invention.

1.72 “Know-How” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including know-how, inventions, discoveries, developments, trade secrets, practices, techniques, methods, processes, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, clinical and non-clinical study reports, regulatory submission documents and summaries, technology, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures.

1.73 “Know-How Materials” means the Composition Know-How Materials and Treatment Know-How Materials.

1.74 “Licensed Compound” means each of [***].

1.75 “Licensed Know-How” means the Composition Know-How and the Treatment Know-How.

1.76 “Licensed Patents” means the Composition Patents and the Treatment Patents. The Licensed Patents Controlled by AskAt or any of its Affiliates on the Effective Date are set forth on Exhibit A. For the avoidance of doubt, Licensed Patents includes AskAt’s interest in any Joint Patents.

1.77 “Licensed Products” with respect to the Composition Technology, means the Composition Products, and with respect to the Treatment Technology, means the Treatment Products, in each case, other than Compartment Specific Products.

1.78 “Licensed Technology” means the Composition Technology and the Treatment Technology.

1.79 “Manufacture” means, with respect to a product, those manufacturing activities involved in or relating to (a) manufacturing process development, (b) CMC activities including analytical development and qualification, formulation development, solubility testing, bulk drug substance manufacturing, stability testing and scale-up activities, bulk drug product manufacturing and stability testing, (c) quality assurance and quality control activities including validation testing, qualification and audit of clinical and commercial manufacturing facilities, and (d) in the case of either a clinical or commercial supply of such product or supply of such product for any non-clinical study, the manufacturing, processing, formulating, packaging, labeling, holding, quality control testing and release of such product.

1.80 “Marketing Authorization Application” or “MAA” means an application for Regulatory Approval in a country, territory or possession.

1.81 “NDA” means a New Drug Application, as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or any analogous application or submission with any Regulatory Authority outside of the United States.

1.82 “Net Sales” means the gross amount invoiced by Arrys and its Affiliates and Arrys Sublicensees for sales or other transfers of each Royalty-Bearing Product to a Third Party less the following:

(i) customary trade, quantity, or cash discounts, credits or allowances to the extent actually allowed and taken;

(ii) rebates and allowances, including chargebacks and retroactive price reductions, hospital buying group/group purchasing organization administration fees or managed care organization rebates actually given;

(iii) rebates and similar payments made with respect to sales paid for by any governmental or regulatory authority such as Federal or state Medicaid, Medicare or similar state program;

(iv) amounts repaid or credited by reason of defects, recalls, rejections or returns;

(v) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery or use of a Royalty-Bearing Product which is paid by or on behalf of Arrys; and

(vi) to the extent separately stated on purchase orders, invoices, or other documents of sale, outbound transportation costs prepaid or allowed and costs of insurance in transit.

For the avoidance of doubt, the following shall not be considered Net Sales hereunder: (A) transfers of a Royalty-Bearing Product between any of Arrys, its Affiliates or Arrys Sublicensees for sale by the transferee, (B) transfers of samples of a Royalty-Bearing Product used to promote additional Net Sales, and (C) disposal or use of Royalty-Bearing Product in Clinical Studies or under compassionate use, patient assistance, named patient use, or test marketing programs or non-registrational studies or other similar programs or studies.

In the event that a Royalty-Bearing Product is sold as a Combination Product, Net Sales, for the purposes of determining royalty payments on the Combination Product, shall mean the gross amount collected for the Combination Product less the deductions set forth in clauses above, multiplied by a proration factor that is determined as follows on a country-by-country basis:

(1) If all components of the Combination Product were sold separately during the same or immediately preceding Reporting Period in a single country, the proration factor shall be determined by the formula [a /(a+b)], where a is the average gross sales price of all Royalty-Bearing Product components (as applicable) during such period when sold separately from the other component(s) in such country, and b is the average gross sales price of the other component(s) during such period when sold separately from the Royalty-Bearing Product components (as applicable) in such country; or

(2) If all components of the Combination Product were not sold or provided separately during the same or immediately preceding Reporting Period in a single country, the proration factor shall be determined by the Parties in good faith negotiations based on the relative value contributed by each component.

1.83 “Net Sales Royalty” has the meaning set forth in Section 5.4(a).

1.84 “Net Sales Statement” has the meaning set forth in Section 5.4(a).

1.85 “Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

1.86 “Patent” means (a) any national or regional patent or national, regional or international patent application, anywhere in the world, including any provisional patent application, (b) any patent application filed either claiming priority to such a patent, patent application or provisional application or from an application claiming priority to any of these, including any divisional, continuation, continuation-in-part, (c) any patent that has issued or in the future issues from any of the foregoing patent applications (in each case (a) and (b)), including any utility model, petty patent, design patent and certificate of invention, (d) any extension or restoration by existing or future extension or restoration mechanisms, including any revalidation, reissue, re-examination and extension (including any supplementary protection certificate and the like in any jurisdiction) of any of the foregoing patents or patent applications (in each case (a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent application or patent.

1.87 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.88 “Phase I Clinical Trial(s)” means a human clinical trial(s) of a product, the principal purpose of which is a determination of initial tolerance or safety of such product in healthy volunteers and/or the target patient population, as described in 21 CFR 312.21(a) (as amended or any replacement thereof), or a similar clinical trial prescribed by the Regulatory Authority in a country other than the United States.

1.89 “Phase II Clinical Trial” means a human clinical trial of a product, the principal purpose of which is a determination of safety and efficacy in the target patient population, as described in 21 C.F.R. 312.21(b) (as amended or any replacement thereof), or a similar clinical trial prescribed by the Regulatory Authority in a country other than the United States.

1.90 “Phase III Clinical Trial” means a human clinical trial of a product, the design of which is acknowledged by the FDA to be sufficient for such clinical trial to satisfy the requirements of 21 C.F.R. 312.21(c) (as amended or any replacement thereof), or a similar human clinical trial prescribed by the Regulatory Authority in a country other than the United States, the design of which is acknowledged by such Regulatory Authority to be sufficient for such clinical trial to satisfy the requirements of a pivotal efficacy and safety clinical trial.

1.91 “Phase IV Clinical Trial” means any study of a product following the first Regulatory Approval for the sale of such product whether or not required by a Governmental Authority. Phase IV Clinical Trials may include epidemiological studies, modeling and pharmacoeconomic studies, post-marketing surveillance studies and clinical or other research studies.

1.92 “Pivotal Trial” means, with respect to any Licensed Product, a Clinical Trial that at the time of commencement (or any later expansion of patient enrollment, if applicable), is expected by Arrys to be the basis for Regulatory Approval with respect to Clinical Trials for such Licensed Product.

1.93 “[***]” means [***].

1.94 “[***] License Agreements” means, collectively, the following: [***].

1.95 “Regulatory Approval” means all approvals necessary for the Manufacture, marketing, importation and sale of a product for one or more indications in a country or regulatory jurisdiction, which may include satisfaction of all applicable regulatory and notification requirements, including any pricing and reimbursement approvals. Regulatory Approvals include approvals by Regulatory Authorities of INDs, MAAs, or NDAs.

1.96 “Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval or, to the extent required in such country or regulatory jurisdiction, pricing or reimbursement approval of a product in such country or regulatory jurisdiction, including (a) the FDA, (b) the EMA, and (c) the European Commission, or its successor.

1.97 “Regulatory Materials” means regulatory applications, submissions, notifications, registrations, or other filings made to or with a Regulatory Authority that are necessary or reasonably desirable in order to Develop, Manufacture, market, sell or otherwise Commercialize a Licensed Compound or a Composition Product in any country or regulatory jurisdiction within the Territory. Regulatory Materials include INDs, MAAs and NDAs (as applications, but not the approvals with respect thereto). Regulatory Materials shall include, without limitation, those materials and information described on Schedule 1.97.

1.98 “Related Know-How and Inventions” shall have the meaning set forth in Section 10.5(a)(iv).

1.99 “Research” means, together with all correlative meanings, activities related to the discovery, identification, profiling, characterization, advancement or progression of compounds. Research shall expressly exclude (a) Development, (b) Commercialization and (c) Manufacture.

1.100 “Retention Field” means all fields except for the Field.

1.101 “Royalty-Bearing Products” means any Licensed Product, the manufacture, use, sale or administration of which is claimed or covered by any of the Licensed Patents or that utilizes or incorporates any of the Licensed Know-How.

1.102 “Royalty Rate” has the meaning set forth in Section 5.4(a).

1.103 “Royalty Term” means, on a country-by-country and Royalty-Bearing Product-by-Royalty-Bearing Product basis, the period beginning with the First Commercial Sale of such product in such country and ending (a) [***] from the date of the First Commercial Sale of such Royalty-Bearing Product in such country, or (b) the expiration date in such country of the last to expire Valid Claim within the (i) Composition Patents claiming or covering the composition of matter of such Royalty-Bearing Product in such country or (ii) Treatment Patents that claim or cover the manufacture, use or sale of such Royalty-Bearing Product, whichever of (a) or (b) is longer.

1.104 “SEC” means the U.S. Securities and Exchange Commission.

1.105 “Term” has the meaning set forth in Section 10.1.

1.106 “Territory” means worldwide other than China and Taiwan.

1.107 “Third Party” means any Person other than Arrys or AskAt or their respective Affiliates.

1.108 “Treatment Know-How” means any Know-How Controlled by AskAt or any of its Affiliates on the Effective Date or during the Term that is reasonably necessary or useful to Exploit, or otherwise relates to, the method of treatment claimed in the Treatment Patents.

1.109 “Treatment Know-How Materials” means materials and information in any form that describe or contain the Treatment Know-How, including without limitation the materials that were available to Arrys pursuant to the Data Room immediately prior to the Effective Date.

1.110 “Treatment Patents” means any and all Patents Controlled by AskAt or any of its Affiliates on the Effective Date or during the Term that are related to, claim or cover any method of treating cancer.

1.111 “Treatment Product” means any product containing a Licensed Compound, Composition Product or any other compound, product, composition of matter or material, or any service, in each case, the manufacture, use, sale or administration of which is claimed or covered by any of the Treatment Patents or that utilizes or incorporates any of the Treatment Know-How.

1.112 “Treatment Technology” means the Treatment Know-How and Treatment Patents.

1.113 “U.S.” means the United States of America and its possessions and territories.

1.114 “Valid Claim” means a claim of any issued, unexpired United States or granted foreign Patent that has not been dedicated to the public, disclaimed, irrevocably abandoned or held permanently invalid or unenforceable by a court or other body of competent jurisdiction from which no further appeal can be taken, and that has not been explicitly disclaimed, or of a scope not covering a particular product or service through reissue, disclaimer or otherwise.

ARTICLE 2

TECHNOLOGY TRANSFER

During the [***] period immediately after the Effective Date, and periodically thereafter at Arrys’s reasonable request, AskAt shall, and shall cause its Affiliates and contractors to, reasonably cooperate with Arrys to facilitate the technology transfer of Licensed Technology, Licensed Compounds and Licensed Products to enable the Research, Development, Manufacture and Commercialization of Licensed Compounds and Licensed Products, in each case, by providing the relevant information and materials then in the possession of AskAt or any of its Affiliates or contractors. Furthermore, such technology transfer may include providing Arrys, and any designated contract manufacturer of Arrys, with such assistance as may be necessary or useful to transfer and implement the processes, methods and techniques used by or on behalf of AskAt in the Manufacture of Licensed Compounds or Licensed Products as of the Effective Date. In addition to the foregoing, such cooperation shall include providing Arrys with reasonable access by teleconference or in-person at AskAt’s and AskAt’s Affiliates’, and its and their contractors’, facilities to appropriate personnel from AskAt and its Affiliates, and its and their contractors, to provide Arrys with a reasonable level of technical assistance and consultation in connection with the transfer of Licensed Technology, Licensed Compounds and Licensed Products. Arrys shall reimburse AskAt for its reasonable and reasonably documented out-of-pocket costs incurred in connection with providing such assistance under this Article 2, but in no event shall Arrys pay for any such expenses hereunder if Arrys is obligated to pay any of the same expenses pursuant to that certain Consulting and Supply Agreement, by and between the Parties, dated on or about the date hereof.

ARTICLE 3

RESEARCH, DEVELOPMENT AND COMMERCIALIZATION

3.1 Research and Development. As of the Effective Date, Arrys shall have sole responsibility for and sole decision-making (subject to the limitations on amendments and modifications set forth in the Development Plan) over the Research and Development of all Licensed Compounds and Licensed Products in the Field and Territory, and associated costs and expenses.

3.2 Regulatory Responsibilities. As of the Effective Date, Arrys shall have sole responsibility for and sole decision-making over all regulatory activities and associated costs and expenses for the Licensed Compounds and Licensed Products in the Territory, both before and after obtaining Regulatory Approval. Without limiting the foregoing, (a) Arrys shall have sole control over preparing and submitting all Regulatory Materials related to the Licensed Compounds and Licensed Products, including all INDs and all applications for Regulatory Approval; (b) Arrys shall own any and all applications for Regulatory Approvals, the Regulatory Approvals, and other Regulatory Materials related to the Licensed Compounds and Licensed Products, which shall be held in the name of Arrys or its designees; (c) the decision whether to file an IND for any particular Licensed Compound or Licensed Product and the contents of such IND shall be at Arrys’s sole discretion; (d) Arrys shall have the sole right to conduct all communications with Regulatory Authorities, including all meetings, conferences and discussions (including advisory committee meetings), with regard to Licensed Compounds and Licensed Products in the Territory; provided that, if Arrys requests that AskAt or its Affiliates interact with a Regulatory Authority, the Parties shall discuss such request in good faith, and if the Parties agree, AskAt shall, at Arrys’s cost, engage, or shall cause its Affiliates to engage, as applicable, in such interaction with such Regulatory Authority. Arrys shall reimburse AskAt for its reasonable and reasonably documented out-of-pocket costs incurred in connection with providing such assistance within [***] of receipt of an invoice from AskAt.

3.3 Manufacturing. Promptly following the Effective Date, upon request from Arrys, AskAt shall, and shall cause its Affiliates to, use Commercially Reasonable Efforts to assign to Arrys or its designee all then-existing Manufacturing contracts with Third Party contract manufacturers, if any, that are related to the Manufacture of any of the Licensed Compounds or Composition Products. As of the Effective Date, Arrys shall have sole responsibility for and sole decision-making authority over all Manufacturing activities and associated costs and expenses for the Manufacturing of the Licensed Compounds and Composition Products in the Field. Without limiting the foregoing, at Arrys’s request, the Parties shall negotiate in good faith the terms of a manufacturing and supply agreement to be entered into by them for purposes of AskAt’s supplying Drug Substance to Arrys or any of its Affiliates or Arrys Sublicensees.

3.4 Commercialization. As of the Effective Date, Arrys shall have sole responsibility for and sole decision-making over all Commercialization activities of the Licensed Products in the Field, including choosing the brand(s) under which the Licensed Products shall be Commercialized. After the Effective Date, Arrys shall be solely responsible for the associated costs and expenses of such Commercialization activities.

3.5 Diligence. Arrys shall use Commercially Reasonable Efforts to Develop and Commercialize at least one Licensed Product, including but not limited to, (a) completing a Phase I Clinical Trial of an 008 Composition Product and (b) Exploiting at least [***] Licensed Product in the Field in the Territory, in each case, in accordance with the Development Plan. For the avoidance of doubt, the following shall be a breach of Arrys’s obligation under this Section 3.5: Arrys and all of its Affiliates and each Arrys Sublicensee ceases all Development of all Licensed Products and Licensed Compounds for [***].

3.6 Reports. Regarding the Arrys’s report to AskAt, Arrys agrees as follows:

(a) Within [***] following the end of each June and December, Arrys shall provide to AskAt a report summarizing in general terms the Development, Commercialization, and Manufacture of Licensed Products hereunder until (i) the First Commercial Sale of the first Licensed Product or (ii) Arrys, its Affiliates and Arrys’s Sublicensees cease all Development of Licensed Products, whichever comes later. Each such report shall include a list of all Arrys’s Affiliates who are exercising rights under this Agreement and Arrys Sublicensees, and Government Approvals of Licensed Product received.

(b) Within [***] following the First Commercial Sale of any Licensed Product, provide AskAt with written notice thereof, including the name of the country in which such First Commercial Sale occurred.

(c) If this Agreement is terminated for any reason during the Royalty Term, Arrys shall deliver a final report and associated royalty payment to AskAt in accordance with the terms hereof.

(d) (i) Arrys shall promptly provide AskAt with copies of all safety data Controlled by Arrys or any of its Affiliates or any Arrys Sublicensee that satisfies each of the following requirements: (A) relates to any Licensed Compound or Licensed Product and (B) could reasonably be expected to affect development of Compartment Specific Products. AskAt may use such data solely for developing, and having Third Parties develop for AskAt’s benefit, Compartment Specific Products. Without limiting the foregoing, in no event may AskAt allow such data to be Exploited in the Field regardless of whether inside or outside the Territory. (ii) Notwithstanding anything herein to the contrary, following a written request from AskAt, Arrys shall promptly provide AskAt with a copy of all such safety data that relates to any Licensed Compound or Licensed Product and that is required by a Governmental Authority, and AskAt may disclose such safety data to such Governmental Authority if AskAt is required to do so by any Applicable Law or Governmental Authority; provided that AskAt shall request confidential treatment of such data to the extent allowed under Applicable Law.

All information provided by Arrys pursuant to this Section 3.6 is the Confidential Information of Arrys.

3.7 Change of Control of Arrys. The following changes shall automatically be made to this Agreement, effective simultaneously with the effectiveness of a Change of Control of Arrys, without any action of either Party:

(a) Section 3.6(a) shall be deleted and replaced with the following: “Within [***] following the end of each December, Arrys shall provide to AskAt a report summarizing in general terms the Development, Commercialization, and Manufacture of Licensed Products hereunder until (i) the First Commercial Sale of the first Licensed Product or (ii) Arrys, its Affiliates and Arrys’s Sublicensees cease all Development of Licensed Products, whichever comes later. Each such report shall include a list of all Arrys Sublicensees and Government Approvals of Licensed Product received.”

(b) Section 3.6(d) shall be deleted and replaced with the following: “Notwithstanding anything herein to the contrary, Arrys shall promptly provide AskAt with a copy of safety data Controlled by Arrys or any of its Affiliates or any Arrys Sublicensee that satisfies each of the following requirements: (i) relates to any Licensed Compound or Licensed Product, (ii) could reasonably be expected to affect development of Compartment Specific Products and (iii) is required by a Governmental Authority. AskAt may disclose such safety data to such Governmental Authority if AskAt is required to do so by any Applicable Law or Governmental Authority; provided that AskAt shall request confidential treatment of such data to the extent allowed under Applicable Law.”

(c) The last sentence of Section 5.4(d)(v) shall be deleted and replaced with the following: “If the report of the CPA Firm shows that Arrys underpaid and if such discrepancy exceeds the greater of [***] of the amount audited or [***], then the reasonable fees and expenses of the CPA Firm in performing such audit shall be paid by Arrys”; and

Arrys shall give AskAt written notice of negotiations with a Third Party that Arrys reasonably expects will result in a Change of Control of Arrys. Further, Arrys shall give AskAt written notice within [***] of the consummation of a Change of Control of Arrys.

ARTICLE 4

LICENSES, ASSIGNMENT AND EXCLUSIVITY

4.1 Exclusive Licenses to Arrys.

(a) Subject to the terms and conditions of this Agreement, AskAt hereby grants, on behalf of AskAt and its Affiliates, to Arrys and its Affiliates an exclusive (even as to AskAt and its Affiliates but subject to Section 4.1(c)), transferable (as permitted in accordance with Section 12.6), license, with the right to sublicense (through multiple tiers), under the Licensed Technology, to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory. Arrys shall be responsible to AskAt for all acts and omissions of each Arrys Affiliate that exercises rights under this Agreement as if each such act and omission were an act or omission, as applicable, of Arrys.

(b) Each Arrys Sublicensee shall enter into a written agreement with Arrys, one of its Affiliates or the relevant Arrys Sublicensee that is consistent with the relevant terms and conditions of this Agreement. Within [***] after the execution of an agreement that is a Arrys Sublicense, Arrys shall deliver to AskAt a complete and accurate copy of the entire such agreement written in English language. AskAt’s receipt of such agreement, however, will constitute neither an approval of such sublicense nor a waiver of any right of AskAt or obligation of Arrys under this Agreement. As between the Parties, Arrys is primarily liable to AskAt for any act or omission of its Affiliate or Arrys’s Sublicensees that would be a breach of this Agreement if performed or omitted by Arrys.

(c) AskAt reserves the right to Exploit the Licensed Compound or Licensed Product (i) in the Retention Field worldwide or (ii) outside the Territory. For clarity, the license granted in Section 4.1(a) does not include, expressly or by implication, a license under License Technology to Exploit any Licensed Compound or Licensed Product in the Retention Field or outside the Territory, therefore, in no event will Arrys Exploit the Licensed Compounds and Licensed Product as Compartment Specific Product in the Territory or any product outside the Territory.

(d) Subject to this Agreement, to the extent any Know-How Materials are subject to copyright, or are copyrightable, anywhere in the Territory, AskAt hereby grants, on behalf of AskAt and its Affiliates, to Arrys and its Affiliates an exclusive (even as to AskAt and its Affiliates), transferable (as permitted in accordance with Section 12.6), license, with the right to sublicense (through multiple tiers), under the Know-How Materials, to reproduce, display, distribute, modify and create derivative works and/or perform the works of authorship that are the subject matter of the Know-How Materials in connection with the Exploitation of the Licensed Compounds and Licensed Products in the Field in the Territory.

(e) In the event that any rights in the Field in the Territory revert to AskAt pursuant to the termination, expiration, amendment, amendment and restatement or other event or action with respect to any [***] Agreement, AskAt Outbound Agreement or [***] License Agreement, such rights shall automatically be included in the license grants set forth in Section 4.1(a) and Section 4.1(c) without any further action by a Party.

4.2 No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party grants to the other Party any license or other rights, express or implied, under any intellectual property rights (whether by implication, estoppel or otherwise).

4.3 Assignment of Regulatory Materials. Subject to the terms and conditions of this Agreement, AskAt hereby assigns to Arrys, on behalf of AskAt and its Affiliates, all Regulatory Materials in the Field and in the Territory.

4.4 Exclusivity. During the Term, except as required by (i) the AskAt Outbound Agreements, the [***] Agreements or the [***] License Agreements, or (ii) any other agreements set forth on Schedule 7.2(e)(i), AskAt shall not, and shall cause its Affiliates not to, Exploit any EP4 Antagonist in the Field in the Territory. For clarity, AskAt may Exploit any EP4 Antagonist in the Retention Field worldwide.

4.5 Further Acts. AskAt shall, and shall cause its Affiliates, to take such actions, including making such filings or executing or delivering such documents, instruments and agreements, as Arrys or any of its Affiliates may reasonably request in writing from time to time to perfect the licenses and assignments set forth in this Article 4 or otherwise to carry out the purposes and intents of this Agreement. Arrys shall reimburse AskAt its reasonable, documented out-of-pocket expenses incurred in compliance with this Section 4.5.

ARTICLE 5

FINANCIALS

5.1 Initiation Fee. AskAt shall invoice Arrys for the Initiation Fee as reasonably practicable following the Effective Date and Arrys shall pay the Initiation Fee within [***] after receipt of such invoice. The “Initiation Fee” is a one-time, non-refundable, non-creditable payment of [***]. For the avoidance of doubt, the Initiation Fee is payable only once.

5.2 Development Milestones.

(a) 007 Development Milestone. Arrys shall provide AskAt with written notice of the first achievement of the 007 Development Milestone within [***] after the sooner to occur of (i) the first achievement thereof by Arrys or any of its Affiliates or (ii) Arrys obtains knowledge of the achievement of the 007 Development Milestone by a Arrys Sublicensee by virtue of clause (a) of the definition thereof. AskAt shall invoice Arrys for the 007 Development Milestone Fee following receipt of such written notice as soon as reasonably practicable and Arrys shall pay the 007 Development Milestone Fee within [***] after receipt of such invoice. The “007 Development Milestone Fee” is a one-time, non-refundable, non-creditable payment of [***]. For the avoidance of doubt, the 007 Development Milestone Fee is payable only once.

(b) 008 Development Milestone. Arrys shall provide AskAt with written notice of the first achievement of the 008 Development Milestone within [***] after the sooner to occur of (i) the first achievement thereof by Arrys or any of its Affiliates or (ii) Arrys obtains knowledge of the achievement of the 008 Development Milestone by a Arrys Sublicensee by virtue of clause (a) of the definition thereof. AskAt shall invoice Arrys for the 008 Development Milestone Fee following receipt of such written notice as soon as reasonably practicable and Arrys shall pay the 008 Development Milestone Fee within [***] after receipt of such invoice. The “008 Development Milestone Fee” is a one-time, non-refundable, non-creditable payment of [***]. For the avoidance of doubt, the 008 Development Milestone Fee is payable only once.

5.3 Commercial Milestone Payments.

(a) Arrys shall make each of the one-time commercial milestone payments indicated below to AskAt when annual worldwide Net Sales of all 007 Composition Products that are Royalty-Bearing Products (“007 Composition Royalty-Bearing Products”) or 008 Composition Products that are Royalty-Bearing Products (“008 Composition Royalty-Bearing Products”) in the Territory in a given Calendar Year first reach the dollar values indicated below during the Term. If more than one (1) such milestone event is achieved in the same Calendar Year with respect to 007 Composition Royalty-Bearing Products or 008 Composition Royalty-Bearing Products, all the applicable milestone payments shall be due with respect to 007 Composition Royalty-Bearing Products or 008 Composition Royalty-Bearing Products, respectively. By way of example, if all 007 Composition Royalty-Bearing Products achieve Net Sales in the Territory of [***] during a Calendar Year, and Arrys has not previously made a milestone payment with respect to 007 Composition Royalty-Bearing Products pursuant to this Section 5.3(a), then Arrys shall pay AskAt a milestone payment of (i) [***] and (ii) [***] simultaneously for the first and second milestone events identified below. For the avoidance of doubt, (i) each milestone payment set forth in this Section 5.3(a) is payable only once with respect to 007 Composition Royalty-Bearing Products and only once with respect to 008 Composition Royalty-Bearing Products and (ii) Net Sales of 007 Composition Royalty-Bearing Products and Net Sales of 008 Composition Royalty-Bearing Products shall not be aggregated for purposes of achieving the milestone events indicated below.

	Commercial Milestone Event, payable once for all 007 Composition Royalty-Bearing Products	Milestone Payment (US$)
(1)	Worldwide annual Net Sales of [***]	[***]

(2)	Worldwide annual Net Sales of [***]	[***]

(3)	Worldwide annual Net Sales of [***]	[***]

(4)	Worldwide annual Net Sales of [***]	[***]

	Commercial Milestone Event, payable once for all 008 Composition Royalty-Bearing Products	Milestone Payment (US$)
(1)	Worldwide annual Net Sales of [***]	[***]

(2)	Worldwide annual Net Sales of [***]	[***]

(3)	Worldwide annual Net Sales of [***]	[***]

(4)	Worldwide annual Net Sales of [***]	[***]

(b) Notice; Payment. Arrys shall provide AskAt with written notice of the achievement of the milestone events set forth in this Section 5.3 within [***] after the end of the Calendar Year in which the applicable milestone event was achieved. AskAt shall invoice Arrys following receipt of such written notice as soon as reasonably practicable and Arrys shall pay the associated milestone payment within [***] of the receipt of such invoice.

5.4 Royalties.

(a) Net Sales Royalty. During the Royalty Term, Arrys shall pay to AskAt royalties equal to [***] (the “Royalty Rate”) of annual worldwide Net Sales, on a Royalty-Bearing Product-by-Royalty-Bearing Product and country-by-country basis (the “Net Sales Royalty”). The Net Sales Royalty calculation shall be delivered in writing by Arrys to AskAt within [***] after the end of each applicable Calendar Quarter and shall include the aggregate gross sales of the Royalty-Bearing Products in the Territory during such Calendar Quarter, the corresponding Net Sales and the calculation of the Net Sales Royalty payment payable with respect to such Net Sales (each, a “Net Sales Statement”). AskAt shall invoice Arrys following receipt of such written notice as soon as reasonably practicable and Arrys shall pay the associated payment within [***] after the receipt of such invoice. Each Net Sales Statement provided by Arrys shall be deemed final and not subject to challenge two (2) years after the end of the Calendar Quarter to which such Net Sales Statement relates. In addition to the foregoing, each Net Sales Statement shall include (i) the amount of Net Sales received by Arrys or its Affiliates with respect to any Licensed Product and the deductions used in computing the related Net Sales Royalty due hereunder and (ii) the name and address of all Arrys Sublicensees.

(b) Third Parties. In no event shall Arrys be required to contribute to, or otherwise pay for or reimburse, AskAt’s payments to Third Parties from which it has received (sub)licenses as of the Effective Date to intellectual property that claims or covers any Licensed Compound or Licensed Product, if any.

(c) No Multiple Royalties. The obligation to pay royalties is imposed only once with respect to Net Sales of the same unit of a Royalty-Bearing Product such that if the Exploitation of any Royalty-Bearing Product is claimed or covered by more than one Valid Claim of the Licensed Patents or encompasses or uses more than one element of Licensed Know-How, multiple royalties shall not be due.

(d) Net Sales Audit Rights.

(i) Arrys shall maintain (and will ensure that its Affiliates maintain) complete and accurate books and records that fairly reflect Net Sales, in sufficient detail to enable AskAt to confirm the accuracy of any payments required hereunder, such books and records and accounts will be retained for [***] after the end of Calendar Year to which they relate.

(ii) AskAt shall have the right to engage, at its own cost and expense, subject to this Section 5.4, an independent internationally recognized public accounting firm chosen by AskAt and reasonably acceptable to Arrys (which accounting firm shall not be the external auditor of AskAt, shall not have been hired or paid on a contingency basis and shall have experience auditing pharmaceutical companies) (a “CPA Firm”) to conduct an audit of Arrys for the purposes of confirming Arrys’s compliance with the Net Sales Royalty provisions of this Agreement.

(iii) The CPA Firm shall be given access to and shall be permitted to examine such books and records of Arrys, and to interview employees of Arrys, as the CPA Firm shall reasonably request, upon [***] prior written notice having been given by AskAt, during regular business hours, for the sole purpose of determining compliance with the Net Sales Royalty provisions of this Agreement. Prior to any such examination taking place, the CPA Firm shall enter into a confidentiality agreement reasonably acceptable to Arrys with respect to the Know-How to which they are given access and shall not contain in its report or otherwise disclose to AskAt or any Third Party any information other than the existence of a discrepancy between the Net Sales Royalty paid by Arrys and the amounts payable hereunder and the amount of such discrepancy.

(iv) The CPA Firm shall discuss its preliminary findings with Arrys prior to the preparation by the CPA firm of its final report. The CPA Firm shall provide both AskAt and Arrys simultaneously the written report of the CPA Firm with respect to its findings. In the event of any dispute between AskAt and Arrys regarding the findings of any such inspection or audit, the Parties shall initially attempt in good faith to resolve the dispute amicably between themselves, and if the Parties are unable to resolve such dispute within [***] after delivery to both Parties of the CPA Firm’s report, the Parties shall select one (1) internationally recognized independent certified public accounting firm (other than the CPA Firm) to resolve the dispute, and such accounting firm’s determination shall be binding on both Parties absent manifest error by such accounting firm.

(v) Within [***] after completion of the CPA Firm’s audit, Arrys shall pay to AskAt any undisputed deficiency in the Net Sales Royalty amount determined by the CPA Firm, plus interest at the rate set forth in Section 5.7 from the date originally due. If the report of the CPA Firm shows that Arrys overpaid, then Arrys shall be entitled to off-set such overpayment against any Net Sales Royalty owed to AskAt then or in any subsequent period. If the report of the CPA Firm shows that Arrys underpaid and if such discrepancy exceeds the greater of [***] of the amount audited or [***], then all the fees and expenses of the CPA Firm in performing such audit shall be paid by Arrys.

(vi) AskAt’s exercise of its audit rights under this Section 5.4(d) may not (A) be conducted for any Calendar Quarter more than [***] after the end of such Calendar Quarter to which such books and records pertain, (B) be conducted more than once in any Calendar Year, or (C) be repeated for any Calendar Quarter.

(vii) AskAt shall not have the right to audit Arrys Sublicensee(s) directly, but in connection with an audit of Arrys under this Section 5.4(d), AskAt shall have the right to cause Arrys to audit the applicable Arrys Sublicensee(s) using the CPA Firm conducting the audit under this Section 5.4(d).

(e) Mode of Payment; Currency Conversion. All payments under this Agreement, shall be made by deposit of U.S. Dollars in the requisite amount to such bank account as AskAt may from time to time designate by notice to Arrys. For the purpose of calculating any sums due under this Agreement (including the calculation of Net Sales expressed in currencies other than U.S. Dollars), Arrys shall convert any amount expressed in a foreign currency into U.S. Dollar equivalents using Arrys’s (or its Affiliate’s or Arrys Sublicensee’s standard conversion methodology consistent with U.S. generally accepted accounting principles (GAAP) or international financial reports standards (IFRS), as applicable, in a manner consistent with such Person’s normal practices used to prepare its audited financial reports; provided that, such practices use a widely accepted source of published exchange rates. Notwithstanding the foregoing, the currency conversion methodology to be used for calculating any sums due under this Agreement in connection with any sales or other transfers of Royalty-Bearing Product by any Arrys Sublicensee shall be the methodology agreed to by Arrys and any of its Affiliates with such Arrys Sublicensee. Any reporting of currency conversion hereunder shall reflect the currency conversion methodology agreed to by Arrys and any of its Affiliates with a Arrys Sublicensee.

(f) Blocked Payments. In the event that, by reason of applicable Laws or regulations in any country, it becomes impossible or illegal for Arrys or its Affiliates to transfer, or have transferred on its behalf, royalties or other payments to AskAt, such royalties or other payments shall be deposited in local currency in the relevant country to the credit of AskAt in a recognized banking institution designated by AskAt or, if none is designated by AskAt within a period of [***], in a recognized banking institution selected by Arrys.

(g) Taxes. Where required by Applicable Law, Arrys shall have the right to withhold applicable taxes from any payments to be made by Arrys to AskAt pursuant to this Agreement; provided that, to the extent allowed by Applicable Law, prior to such withholding, Arrys shall give written notice of its intention to withhold and allow AskAt reasonably sufficient time to provide any documentation or forms to the applicable Governmental Authority to minimize or eliminate such withholding. Arrys shall provide AskAt with receipts from the appropriate taxing authority for all payments of taxes withheld and paid by Arrys to such authorities on behalf of AskAt. AskAt shall have the right to appeal to the appropriate taxing authority any such withholding and payment of such taxes.

(h) No Other Compensation. Other than as explicitly set forth (and as applicable) in this Agreement, Arrys shall not be obligated to pay any additional fees, milestone payments, royalties or other payments of any kind to or on behalf of AskAt or its Affiliates under this Agreement.

5.5 Right to Set-off. Either Party shall have the right to deduct from amounts otherwise payable hereunder to the other Party any amounts payable to such Party (or its Affiliates) from the other Party (or its Affiliates) under this Agreement that have been determined by a final, non-appealable judgment by a court of competent jurisdiction or otherwise agreed to by the Parties.

5.6 Right to terminate. Arrys’s failure to make any undisputed payments required hereunder, shall be a material breach hereof, subject to Section 10.3(a).

5.7 Late payment. Any payment not delivered on time shall accrue interest from the date due until paid in full at the rate of the lower of [***] or the highest rate allowed under Applicable Laws.

ARTICLE 6

INTELLECTUAL PROPERTY

6.1 Ownership of IP.

(a) Ownership shall follow inventorship for all Inventions developed, created, conceived or reduced to practice by or on behalf of the Parties in connection with and during the Term of this Agreement, with inventorship being determined in accordance with United States patent laws (regardless of where the applicable activities occurred).

(b) Subject to the terms and conditions of this Agreement, Arrys, on behalf of itself and its Affiliates, hereby grants to AskAt and its Affiliates, a non-exclusive, perpetual, fully paid-up, royalty-free, non-sublicensable, transferable solely as permitted by Section 12.6, license under all Know-How and Inventions Controlled by Arrys or any of its Affiliates that solely relate to a Licensed Compound, Licensed Product, or Treatment Product and were developed, created, conceived or reduced to practice solely or jointly by or on behalf of Arrys in connection with this Agreement, in each case, solely to Exploit EP4 Antagonists (i) outside the Territory or (ii) in the Retention Field worldwide; provided that in the event of a Change of Control of Arrys or any of its Affiliates, the scope of the Know-How and Inventions licensed to AskAt and its Affiliates pursuant to this Section 6.1(b) shall constitute only that Know-How and those Inventions Controlled by Arrys or any of its Affiliates prior to such Change of Control.

6.2 Prosecution, Maintenance & Enforcement.

(a) Prosecution & Maintenance of Licensed Technology.

(i) Except as set forth below in Section 6.2(b), as of the Effective Date and as between the Parties, AskAt shall, through counsel mutually acceptable to the Parties and directed by AskAt, control the preparation, filing for, and prosecution and maintenance of (including the defense of any oppositions, interferences, reissue proceedings, re-examinations and other post-grant proceedings originating in a patent office) all intellectual property rights pertaining to the Licensed Technology in the Field in the Territory, provided that AskAt shall consider in good faith all input received from Arrys regarding such prosecution and maintenance. Arrys shall reimburse AskAt the reasonable out-of-pocket expenses incurred by AskAt pursuant to this Section 6.2(a)(i) within [***] following receipt of a reasonably detailed invoice therefor; provided that in no event will Arrys be required to reimburse AskAt for any expenses for which a Third Party is obligated to reimburse AskAt or for which a Third Party previously reimbursed AskAt.

(ii) AskAt shall provide Arrys and Arrys’s patent counsel copies of communications received by AskAt regarding any Licensed Patent. AskAt shall keep Arrys advised of the status of all material communications, notices and actions submitted to or received from the relevant patent authorities, actual and prospective filings or submissions regarding Licensed Patents, and shall give Arrys copies of and a reasonable opportunity to review and comment on any such communications, filings and submissions proposed to be sent to any patent office or judicial body. AskAt shall consider in good faith Arrys’s comments on the communications, filings and submission for the Licensed Patents.

(iii) If AskAt declines to file for, prosecute or maintain (including defending or prosecuting office actions, prosecutions or interferences) any Licensed Patent, it shall give Arrys reasonable notice thereof and thereafter, Arrys may, upon written notice to AskAt and at Arrys’s sole cost, control the filing for, prosecution and maintenance of such Licensed Patent thereafter in accordance with this Section 6.2(a), mutatis mutandis; provided that Arrys shall not exercise any rights under this Section 6.2(a)(iii) with respect to a particular Licensed Patent, if AskAt determined in its reasonable business judgment that filing for, prosecuting or maintaining (including defending or prosecuting office actions, prosecutions or interferences) such Licensed Patent would not be in AskAt’s best interest.

(iv) Within [***] after the Effective Date, AskAt shall (to the extent not previously provided) provide Arrys, at Arrys’s cost, with copies of all documents (including file histories and a [***] report) for the Licensed Patents that are in the file maintained by AskAt’s in-house or outside patent counsel or otherwise available to AskAt, including any communications, filings and drafts including all electronic versions in Word format as well as written notice of any pending deadlines or communications for such Patents; provided, however, that AskAt shall provide notice of pending deadlines as promptly as possible after the Effective Date so as to ensure adequate time and coordination with respect to such deadlines. In the event Arrys assumes control of the preparation of, filing for, and prosecution and maintenance (including the defense of any oppositions, interferences, reissue proceedings, re-examinations and other post-grant proceedings originating in a patent office) with respect to any Licensed Patents pursuant to Section 6.2(a)(iii), then AskAt shall, at Arrys’s cost, (A) provide Arrys with copies of any relevant communications, filings, drafts and documents not previously provided to Arrys as well as written notice of any pending deadlines or communications applicable thereto, and (B) execute and deliver any legal papers reasonably requested by Arrys to effectuate transfer of control of the filing, prosecution and maintenance of such Patents (excluding papers that transfer any right, title or interest in or to the Licensed Patents other than such control).

(b) Prosecution & Maintenance of Joint Patents.

(i) Notwithstanding Section 6.2(a), as of the Effective Date and as between the Parties, Arrys shall, through counsel mutually acceptable to the Parties and directed by Arrys, control the preparation, filing for, and prosecution and maintenance of (including the defense of any oppositions, interferences, reissue proceedings, re-examinations and other post-grant proceedings originating in a patent office) all Joint Patents in all fields throughout the world, provided that Arrys shall consider in good faith all input received from AskAt regarding such prosecution and maintenance. The Parties shall equally share expenses incurred pursuant to this Section 6.2(b)(i), with each Party reimbursing [***] of the other Party’s reasonable out-of-pocket expenses incurred by such other Party pursuant to this Section 6.2(b)(i) within thirty (30) days following receipt of a reasonably detailed invoice therefor; provided that in no event will Arrys be required to reimburse AskAt for any expenses for which a Third Party is obligated to reimburse AskAt or for which a Third Party previously reimbursed AskAt.

(ii) Arrys shall provide AskAt and AskAt’s patent counsel copies of communications received by Arrys regarding any Joint Patent. Arrys shall keep AskAt advised of the status of all material communications, notices and actions submitted to or received from the relevant patent authorities, actual and prospective filings or submissions regarding Joint Patents, and Arrys shall give AskAt copies of and a reasonable opportunity to review and comment on any such communications, filings and submissions proposed to be sent to any patent office or judicial body. Arrys shall consider in good faith AskAt’s comments on the communications, filings and submission for the Joint Patents.

(iii) If Arrys declines to file for, prosecute or maintain (including defending or prosecuting office actions, prosecutions or interferences) any Joint Patent, it shall give AskAt reasonable notice thereof and thereafter, AskAt may, upon written notice to Arrys and at AskAt’s sole cost, control the filing for, prosecution and maintenance of such Joint Patent thereafter in accordance with this Section 6.2(b), mutatis mutandis; provided that AskAt shall not exercise any rights under this Section 6.2(b)(iii) with respect to a particular Joint Patent, if Arrys determined in its reasonable business judgment that filing for, prosecuting or maintaining (including defending or prosecuting office actions, prosecutions or interferences) such Joint Patent would not be in Arrys’s best interest.

(iv) In the event AskAt assumes control of the preparation of, filing for, and prosecution and maintenance (including the defense of any oppositions, interferences, reissue proceedings, re-examinations and other post-grant proceedings originating in a patent office) with respect to any Joint Patents pursuant to Section 6.2(b)(iii), then Arrys shall, at AskAt’s cost, (A) provide AskAt with copies of any relevant communications, filings, drafts and documents not previously provided to AskAt as well as written notice of any pending deadlines or communications applicable thereto, and (B) execute and deliver any legal papers reasonably requested by AskAt to effectuate transfer of control of the filing, prosecution and maintenance of such Patents (excluding papers that transfer any right, title or interest in or to the Joint Patents other than such control).

(c) Other Patents. Except as set forth above, each Party have the sole right, responsibility and discretion to file, prosecute (including the defense of any oppositions, interferences, reissue proceedings, re-examinations and other post-grant proceedings originating in a patent office) maintain and enforce intellectual property rights owned or controlled by such Party at its sole cost and expense.

6.3 Defense and Settlement of Third Party Claims.

(a) Licensed Compounds and Licensed Products.

(i) From and after the Effective Date, if a Third Party asserts that a Patent or other right owned by it is infringed by the Exploitation of any Licensed Compound or Licensed Product in the Field in the Territory, Arrys shall have the first right to control the defense of any such Third Party claims at Arrys’s sole cost and expense and to elect to settle such claims (except as set forth below). AskAt shall assist

Arrys and cooperate in any such litigation at Arrys’s request, and Arrys shall reimburse AskAt any reasonable, documented out-of-pocket costs incurred in connection therewith. AskAt may join any defense pursuant to this Section 6.3, with its own counsel, at its sole cost and expense. Arrys shall not settle or consent to the entry of any judgment in any enforcement action hereunder without AskAt’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

(ii) Should Arrys fail to defend against any such assertion within [***] prior to the applicable non-extendable deadline for doing so, AskAt shall have the right to do so, at AskAt’s sole cost and expense; provided that AskAt shall not exercise any rights under this Section 6.3 if Arrys determined in its reasonable business judgment that defending against the relevant Third Party assertion would not be in Arrys’s best interest. In the event that AskAt exercises rights under this Section 6.3: (i) Arrys shall reasonably assist AskAt and reasonably cooperate in any such litigation at AskAt’s request, and AskAt shall reimburse Arrys any reasonable, documented out-of-pocket costs incurred in connection therewith, (ii) Arrys may join any such defense brought by AskAt pursuant to this Section 6.3, with its own counsel, at its sole cost and expense, and (iii) AskAt shall not settle any assertions or consent to the entry of any judgment that adversely affects Arrys’s rights in any litigation being defended hereunder without Arrys’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

(b) General. Without limiting the foregoing in this Section 6.3,

(i) (A) either party shall give the other party prompt written notice of any allegation by any Third Party that a Patent or other right owned by it is infringed by the Exploitation of any Licensed Compound or Licensed Product and (B) either party shall pay to the other party any amounts due under this Section 6.3 within [***] of the date of the relevant invoice; and

(ii) if a Party is obligated under Section 8.1 or Section 8.2 to indemnify the other Party (including any Arrys Indemnitee with respect to indemnification of Arrys and including any AskAt Indemnitee with respect to indemnification of AskAt) with respect to a Third Party assertion of infringement, then the process described in Section 8.3 shall govern the procedure for defending against such claim rather than this Section 6.3.

6.4 Enforcement.

(a) In the event that (i) AskAt or Arrys becomes aware of any actual or suspected infringement of any Licensed Patent in the Field in the Territory, (ii) any Licensed Patent is challenged in any action or proceeding (other than any interferences, oppositions, reissue proceedings or re-examinations, which are addressed in Section 6.2) or (iii) AskAt or Arrys receives a Notice of Paragraph IV Patent certification as described in Section 6.6(c) with respect to a Licensed Patent, such Party shall notify the other Party promptly (an “Infringement Notice”), and following such Infringement Notice, the Parties shall confer. To the extent permitted by Applicable law, Arrys shall have the first right to defend any such action or proceeding or bring an infringement action with respect to such infringement at its own expense, in its own name and entirely under its own direction and control, or settle any such action or proceeding by sublicense (including, at Arrys’s sole discretion, granting a sublicense, covenant not to sue or other right with respect to a compound or product (including a Generic Product) in the Field in the Territory). AskAt shall, at Arrys’s costs, assist Arrys and shall agree to be named or to join in any action or proceeding being defended or prosecuted if so requested. Even if AskAt elects to be represented by legal counsel or if AskAt is required to be named in or joined in such action or proceeding or is joined in such action or proceeding at Arrys’s request, Arrys shall bear all of AskAt’s related and reasonable legal costs and expenses arising out of this Section 6.4(a).

(b) Should Arrys fail to defend against any action or proceeding or bring an infringement action as permitted above within [***] following the date of the relevant Infringement Notice, AskAt shall have the right to do so, at AskAt’s sole cost and expense; provided that AskAt shall not exercise any rights under this Section 6.4(b), if Arrys determined in its reasonable business judgment that defending against the relevant action or proceeding or bringing an infringement action would not be in Arrys’s best interest. In the event that AskAt exercises rights under this Section 6.4(b): (i) Arrys shall reasonably assist AskAt in any action or proceeding being defended or prosecuted if so requested, and shall be named in or join such action or proceeding if requested by AskAt; AskAt shall reimburse Arrys any reasonable, documented out-of-pocket costs incurred in connection therewith, (ii) Arrys may join any such action or proceeding being defended or prosecuted by AskAt pursuant to this Section 6.4(b), with its own counsel, at its sole cost and expense and (iii) AskAt shall not settle any assertions or consent to the entry of any judgment that adversely affects Arrys’s rights in any action or proceeding being defended or prosecuted without Arrys’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

(c) Damages. In the event that either Party exercises the rights conferred in this Section 6.4 and recovers any damages, payments or other sums in such action or proceeding or in settlement thereof, such damages or other sums recovered shall first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith (including attorney’s fees). If such recovery is insufficient to cover all such costs and expenses of both Parties, the Parties shall be paid pro-rata in proportion to the total amount of costs and expenses incurred by each Party. If after such reimbursement any funds shall remain from such damages or other sums recovered, such funds shall be retained by Arrys; provided, however, the remaining recovery shall be treated as Net Sales hereunder and subject to the terms and conditions set forth in Section 5.4.

6.5 Trademarks. Arrys shall solely own all right, title and interest in and to any trademarks (hereinafter “Arrys’s trademarks”) adopted for use with the Licensed Products in the Field in the Territory, and shall be responsible for the registration, filing, maintenance and enforcement thereof. AskAt shall not at any time do or authorize to be done any act or thing which is likely to materially impair the rights of Arrys’s trademarks, and shall not at any time claim any right of interest in or to such marks or the registrations or applications therefor. AskAt shall not use Arrys’s trademarks or any confusingly similar trademarks in a manner that might amount to infringement, dilution, unfair competition or passing off of any of Arrys’s trademarks without Arrys’s consent.

6.6 Patent Extensions; Orange Book Listings; Patent Certifications.

(a) Patent Term Extension. If elections with respect to obtaining patent term extension or supplemental protection certificates or their equivalents in any country with respect to any Licensed Product becomes available, the first Party to receive Regulatory Approval therefor shall have the sole right to decide whether to file for patent term extension or supplemental protection certificates or their equivalents and to determine which issued patent to extend. Each Party shall, at its cost, cooperate with the other so as to enable the relevant Party to exercise its rights under this Section 6.6(a). Such cooperation includes promptly executing all documents, requiring inventors to be available to discuss and review any filings, and requiring inventors, subcontractors, employees, consultants and agents of a Party to execute all documents, as reasonable and appropriate so as to enable to the relevant Party to exercise its rights under this Section 6.6(a). In the event that the first Party to receive regulatory approval for a Licensed Product does not exercise its rights under this Section 6.6(a) prior to receipt of Regulatory Approval for a Licensed Product by the other Party, such other Party may exercise all rights under this Section 6.6(a). as if such Party were the first to receive Regulatory Approval of any Licensed Product.

(b) Regulatory Exclusivity and Orange Book Listings. With respect to regulatory exclusivity periods (such as orphan drug exclusivity and any available pediatric extensions), Arrys shall have the sole responsibility and right to seek and maintain all such regulatory exclusivity periods that may be available for the Licensed Products in the Field in the Territory. Arrys shall have the sole right to make all filings in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations and all equivalents in any country in the Territory with respect to the Licensed Products in the Field in the Territory.

(c) Notification of Patent Certification. AskAt and Arrys shall each notify and provide the other Party with copies of any notice of a Paragraph IV Patent Certification (including any associated documents) by a Third Party filing an ANDA, an application under §505(b)(2) of the FD&C Act (as amended or any replacement thereof), or any other similar patent certification by a Third Party, and any foreign equivalent thereof. Such notification and copies shall be provided to the other Party within [***] after receipt of such notification and shall be sent to the address set forth in Section 12.3.

ARTICLE 7

REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1 Mutual Representations, Warranties and Covenants. Each Party hereby represents and warrants to the other Party as of the Effective Date, and covenants, as applicable, as a material inducement for such other Party’s entry into this Agreement, as follows:

(a) Corporate Existence and Power. It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder.

(b) Authority and Binding Agreement. (i) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

(c) No Conflict. It is not a party to and shall not enter into any agreement that would prevent it from granting the rights or exclusivity granted or intended to be granted to the other Party under this Agreement or performing its obligations under this Agreement.

(d) Bankruptcy; Insolvency. It is not aware of any action or petition, pending or otherwise, for bankruptcy or insolvency of such Party or its Affiliates or subsidiaries in any state, country or other jurisdiction, and it is not aware of any facts or circumstances that could result in such Party becoming or being declared insolvent, bankrupt or otherwise incapable of meeting its obligations under this Agreement as they become due in the ordinary course of business.

(e) No Debarment. Such Party is not debarred, has not been convicted, and is not subject to debarment or conviction pursuant to Section 306 of the FD&C Act. In the course of the Research or Development of Licensed Compounds or Licensed Products, such Party has not, to its knowledge, used prior to the Effective Date, and shall not use, during the Term, any employee, consultant, agent or independent contractor who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority or has been convicted pursuant to Section 306 of the FD&C Act.

(f) Compliance with Applicable Law. Each Party shall comply with the Applicable Law in the course of performing its obligations or exercising its rights pursuant to this Agreement. Without limiting the foregoing, Arrys shall comply with Applicable Law related to recalls of, and safety and reporting requirements with respect to, Licensed Products Exploited by Arrys.

7.2 Representations, Warranties and Covenants by AskAt. AskAt hereby represents, warrants and covenants to Arrys as of the Effective Date, and covenants to Arrys, as applicable, as material inducement for Arrys’s entry into this Agreement and the grant of licenses and rights from AskAt to Arrys hereunder, as follows:

(a) No IP Conflicts. As of the Effective Date, neither AskAt nor any of its Affiliates has entered into any agreement (other than agreements with subcontractors) granting any right, interest or claim in or to, any Licensed Technology to any Third Party that would conflict with the licenses and other rights granted to Arrys under this Agreement. All intellectual property rights owned by AskAt and its Affiliates relating to the Licensed Compounds or Licensed Products are Controlled by AskAt and are included in the Licensed Technology. Following the Effective Date, AskAt shall not enter into any agreement with any Affiliate or Third Party that conflicts with or contradicts the terms and conditions set forth in this Agreement, including any agreement that would limit the grant of licenses or rights hereunder to the Licensed Technology. All Licensed Technology existing as of the Effective Date is exclusively owned by AskAt, and is free and clear of any (i) liens, charges, security interests, and encumbrances or licenses and (ii) claims or covenants that would conflict with or limit the scope of any of the rights or licenses granted to Arrys hereunder or would give rise to any Third Party claims for payment against Arrys or its Affiliates. Except as set forth on Schedule 7.2(a), none of the Licensed Technology existing as of the Effective Date is in-licensed by AskAt.

(b) No Notice of Infringement or Misappropriation. As of the Effective Date, (i) AskAt has not received and is not aware of any written notice from any Third Party asserting or alleging that any research, development, use, manufacture, sale, offer for sale, importation or exportation of Licensed Technology, Licensed Compounds or Licensed Products has infringed or misappropriated, or would infringe or misappropriate, the intellectual property rights of any Third Party, and (ii) no claim is pending, and AskAt and its Affiliates and, to AskAt’s knowledge, any Third Party collaborator, has not received from a Third Party notice of a claim or threatened claim to the effect that any granted Patent within the Licensed Technology under this Agreement is invalid or unenforceable. Additionally, to AskAt’s knowledge, there is no unauthorized use, infringement or misappropriation of any Licensed Technology by any Third Party as of the Effective Date.

(c) No Misappropriation. To the knowledge of AskAt, as of the Effective Date, (i) the development, creation, conception and reduction to practice of any inventions and, to the knowledge of AskAt, the use, development, creation, conception and reduction to practice of any other Know-How within Licensed Technology have not constituted or involved the misappropriation of trade secrets or other rights or property of any Third Party, and (ii) no employee, consultant, agent or independent contractor of AskAt, or Third Party, has misappropriated any Licensed Technology. To the knowledge of AskAt, as of the Effective Date, no intellectual property right of a Third Party would be infringed, misappropriated or otherwise violated by use of the Licensed Technology or the Exploitation of the Licensed Compounds or Licensed Products.

(d) Licensed Technology. To the knowledge of AskAt, as of the Effective Date, the Patents set forth on Exhibit A under the heading Composition Patents are the only Patents within the Licensed Technology existing as of the Effective Date that claim or cover the Licensed Compounds. The Licensed Patents have been diligently prosecuted in the respective patent offices indicated thereon with respect to each Patent in accordance with Applicable Law, have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment, and to the knowledge of AskAt and its Affiliates, is not invalid or unenforceable, in whole or in part. The Patents set forth on Exhibit A collectively represent the only Patents within AskAt’s or any of its Affiliates’ Control relating to the Licensed Compounds or Licensed Products, or the Exploitation thereof, as of the Effective Date.

(e) Third Party Agreements.

(i) Schedule 7.2(e)(i) contains a complete and accurate list of each license agreement, material transfer agreement, sales and purchase agreement, collaboration agreement or research agreement which is effective as of the Effective Date between each of AskAt or any of its Affiliates with any Third Party relating to any of the Licensed Technology, Licensed Compounds or Licensed Products, other than agreements with subcontractors for the manufacturing of Drug Substance.

(ii) To the knowledge of AskAt, Schedule 7.2(e)(ii) contains a complete and accurate list of all material agreements between or among [***] and any Third Party that relate to any of the Licensed Technology, Licensed Compounds or Licensed Products, other than agreements with subcontractors for the manufacturing of Drug Substance.

(f) Disclosure of Know-How. Licensed Know-How provided by or on behalf of AskAt to Arrys or its agents or representatives prior to or on the Effective Date with respect to this Agreement was and is true, accurate and complete in all material respects, and AskAt has not disclosed, failed to disclose or caused to be disclosed any Know-How or data that could reasonably be expected to be misleading in any material respect.

(g) Assignments.

(i) AskAt has secured from all of its employees who have contributed to the development, creation, conception or invention of any of the Licensed Technology a written agreement assigning to AskAt all rights to such developments, creations, conceptions or inventions, or Licensed Technology, and as of the Effective Date, AskAt has not received any written communication challenging AskAt’s ownership or right to the Licensed Technology, unless such an agreement with the inventor is not required under Applicable Law for ownership in such Licensed Technology to vest in AskAt.

(ii) To AskAt’s knowledge, [***] has secured from all of its employees, consultants, contractors and other Persons who have contributed to the development, creation, conception or invention of any of the Licensed Technology a written agreement assigning to [***] all rights to such developments, creations, conceptions or inventions, or Licensed Technology, and [***] has not received any written communication challenging [***] ownership or right to the Licensed Technology, unless such an agreement with the inventor is not required under Applicable Law for ownership in such Licensed Technology to vest in [***].

(h) All Material Information Provided. AskAt has provided or made available to Arrys or its agents or representatives all material information that is in AskAt’s or its Affiliates’ possession concerning the Licensed Compounds, the Licensed Products and the Licensed Technology, including relevant to the safety or efficacy of such Licensed Compounds and Licensed Products, and all material Regulatory Materials and other material correspondence with Regulatory Authorities relating to any such Licensed Compound or Licensed Product, and all such information is accurate, complete and true in all material respects;

(i) Conduct of Research and Development. AskAt has conducted all Research and Development of Licensed Compounds and Licensed Products in accordance with all Applicable Law. To the knowledge of AskAt, [***] has conducted all Research and Development of Licensed Compounds and Licensed Products in accordance with all Applicable Law.

(j) No Third Party Consent Rights. AskAt may enter into this Agreement without obtaining, or seeking, consent from, or providing notice to, any Third Party. AskAt’s execution of this Agreement absent any such consent or notice does not conflict with any agreement between or among AskAt and any Third Party or Third Parties.

7.3 Additional Covenants Regarding Agreements with Third Parties. AskAt agrees that during the Term:

(a) Without Arrys’s prior written consent, AskAt shall not modify or amend any [***] Agreement or AskAt Outbound Agreement in a manner that would reduce or otherwise limit any of the rights granted to Arrys under this Agreement or impose additional obligations on Arrys. AskAt shall provide Arrys with a copy of any amendment, side letter or other modification to any Ask-At [***] Agreement or AskAt Outbound Agreement;

(b) AskAt shall use commercially reasonable efforts to prevent the modification or amendment to any [***] License Agreement in a manner that would reduce or otherwise limit any of the rights granted to Arrys under this Agreement or impose additional obligations on Arrys. AskAt shall use commercially reasonable efforts to provide Arrys with a copy of any amendment, side letter or other modification to any [***] License Agreement;

(c) Without Arrys’s prior written consent, AskAt shall not terminate any [***] Agreement in whole or in part if doing so would reduce or otherwise limit any of the rights granted to Arrys under this Agreement;

(d) AskAt shall use commercially reasonable efforts to prevent the termination of any [***] License Agreement in whole or in part if the termination thereof would reduce or otherwise limit any of the rights granted to Arrys under this Agreement;

(e) Without Arrys’s prior written consent, AskAt shall not exercise or fail to exercise any of AskAt’s rights or obligations under any [***] Agreement or AskAt Outbound Agreement in a manner that would reduce or otherwise limit any of the rights granted to Arrys under this Agreement or impose additional obligations on or have an adverse effect on Arrys; and, at the reasonable request of Arrys, AskAt shall exercise such rights and perform obligations that relate to Licensed Compounds, Licensed Products or Arrys’s rights thereunder in such manner as Arrys requests and is permitted under any of the AskAt-RaQualia Agreements or AskAt Outbound Agreements;

(f) AskAt shall use commercially reasonable efforts to cause each party (other than AskAt) to any [***] Agreement, [***] License Agreement or AskAt Outbound Agreement to exercise or, not to fail to exercise, any rights or obligations under any such Agreement in a manner that would reduce or otherwise limit any of the rights granted to Arrys under this Agreement or impose additional obligations on Arrys;

(g) AskAt shall promptly provide Arrys with copies of all reports and other material communications that AskAt provides to any party under any of the [***] Agreements or the AskAt Outbound Agreements, provided that AskAt may redact any confidential technical or financial information that does not relate to Licensed Compounds, Licensed Products or Arrys’s rights hereunder;

(h) (i) Without limiting Section 7.3(g), AskAt shall promptly provide Arrys with copies of all safety data Controlled by AskAt or any of its Affiliates or any other licensee of AskAt that satisfies each of the following requirements: (A) relates to any Licensed Compound or Licensed Product and (B) could reasonably be expected to affect development of Licensed Compounds or Licensed Products in the Field in the Territory. Arrys may use such data solely for developing, and having Third Parties develop for Arrys’s benefit, Licensed Compounds or Licensed Products. Without limiting the foregoing, in no event may Arrys allow such data to be Exploited in the Retention Field regardless of whether inside or outside the Territory. (ii) Notwithstanding anything herein to the contrary, following a written request from Arrys, AskAt shall promptly provide Arrys with a copy of all such safety data that relates to any Licensed Compound or Licensed Product and that is required by a Governmental Authority, and Arrys may disclose such safety data to such Governmental Authority if Arrys is required to do so by any Applicable Law or Governmental Authority; provided that Arrys shall request confidential treatment of such data to the extent allowed under Applicable Law.

(i) AskAt shall promptly notify Arrys of, and provide a copy of, any material communications that AskAt receives related to any of the [***] Agreements, [***] License Agreements or AskAt Outbound Agreements (including notices of improvements), provided that AskAt may redact any confidential technical or financial information that does not that relate to Licensed Compounds, Licensed Products or Arrys’s rights hereunder;

(j) AskAt shall promptly notify Arrys if AskAt knows or reasonably believes that any party shall not be able to comply with the terms and conditions of any [***] Agreement, [***] License Agreement or AskAt Outbound Agreement and such non-compliance could reasonably be expected to reduce or otherwise limit any of the rights granted to Arrys under this Agreement or impose additional obligations on Arrys;

(k) AskAt shall notify Arrys of, and provide a copy of, any notices received by AskAt relating to any alleged breach by any party under a [***] Agreement, [***] License Agreement or AskAt Outbound Agreement within [***] after AskAt’s receipt thereof; in addition, if AskAt should at any time breach a [***] Agreement or AskAt Outbound Agreement or become unable to timely perform its obligations thereunder, or is aware of any party breaching of [***] Agreement, [***] License Agreement or AskAt Outbound Agreement or is aware that a party thereto has become unable to timely perform its obligations thereunder, and in any such case, such breach or non-performance could reasonably be expected to reduce or otherwise limit any of the rights granted to Arrys under this Agreement or impose additional obligations on Arrys then AskAt shall immediately notify Arrys;

(l) If AskAt cannot cure or otherwise resolve any alleged breach by AskAt under an [***] Agreement or AskAt Outbound Agreement and such breach could reasonably be expected to reduce or otherwise limit any of the rights granted to Arrys under this Agreement or impose additional obligations on Arrys, AskAt shall so notify Arrys within [***] of AskAt’s first becoming aware of such inability, which shall not be less than [***] prior to the expiration of the cure period under such AskAt Third Party Agreement; provided that AskAt shall use commercially reasonable efforts to cure or otherwise resolve any such alleged breach;

(m) If AskAt is aware of any alleged breach by [***] under a [***] Agreement or [***] License Agreement and such breach could reasonably be expected to reduce or otherwise limit any of the rights granted to Arrys under this Agreement or impose additional obligations on Arrys, AskAt shall so notify Arrys within five (5) Business Days of AskAt’s first becoming aware of such inability;

(n) In the event of any alleged breach by AskAt under a [***] Agreement or AskAt Outbound Agreement that could reasonably be expected to reduce or otherwise limit any of the rights granted to Arrys under this Agreement or impose additional obligations on Arrys, if AskAt has not cured or otherwise resolved any such alleged breach at least [***] prior to the expiration of the cure period under such [***] Agreement or AskAt Outbound Agreement, then AskAt shall immediately notify Arrys and Arrys, in its sole discretion, shall be permitted to cure such breach under such [***] Agreement or AskAt Outbound Agreement in accordance with the terms and conditions of such [***] Agreement or AskAt Outbound Agreement or otherwise resolve such breach directly with the other party to such [***] Agreement or AskAt Outbound Agreement; and, if Arrys pays any amounts owed or alleged to be owed by AskAt, Arrys may deduct such amounts from milestone payments and royalties Arrys is required to make to AskAt hereunder;

(o) In the event of any alleged breach by [***] under a [***] Agreement or [***] License Agreement that could reasonably be expected to reduce or otherwise limit any of the rights granted to Arrys under this Agreement or impose additional obligations on Arrys, AskAt shall use commercially reasonable efforts to cause [***] to cure or otherwise resolve any such alleged breach at least [***] prior to the expiration of the cure period under such [***] Agreement or [***] License Agreement and if such alleged breach has not been cured or otherwise resolved at least [***] prior to the expiration of the relevant cure period under this applicable agreement, then AskAt shall immediately notify Arrys and the Parties will discuss whether they can take action to cure such breach; and

(p) In the event that any rights that have been granted to a Third Party with respect to any of the Licensed Technology pursuant to any of the [***] Agreements, [***] License Agreement or AskAt Outbound Agreement revert to AskAt, or are otherwise come into AskAt’s possession, AskAt shall (i) not grant or otherwise convey any such rights to a Third Party in the Field in the Territory and (ii) ensure that any grant or other conveyance of such rights to a Third Party outside the Field or outside the Territory are consistent with, and do not reduce or otherwise limit, the rights granted to Arrys under this Agreement.

7.4 Survival of Arrys’s Rights. The Parties agree that in the event of any termination of any AskAt Third Party Agreement with respect to any intellectual property rights sublicensed to Arrys hereunder, Arrys shall have any rights available under such Third Party Agreement to become a direct licensee of the licensor under such AskAt Third Party Agreement, and AskAt shall use its best efforts to assist Arrys in exercising such rights.

7.5 No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 7, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 8

INDEMNIFICATION

8.1 Indemnification by AskAt. Subject to the remainder of this Article 8, AskAt shall defend, indemnify, and hold Arrys, its Affiliates, subcontractors and Arrys Sublicensees, and each of their respective officers, directors, employees, and agents (the “Arrys Indemnitees”) harmless from and against any and all liabilities, losses, costs, damages, fees, expenses or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such Arrys Indemnitees, all to the extent resulting from any claims, suits, proceedings or causes of action brought by or on behalf of such Third Party against such Arrys Indemnitee that arise from or are based on: (a) the Exploitation of products containing AAT-007 or AAT-008 by AskAt or any of its Affiliates, licensees or sublicensees (other than pursuant to the rights granted to Arrys or its Affiliates hereunder), (b) a material breach of any of AskAt’s representations, warranties or obligations under this Agreement; (c) a breach of any of the AskAt Third Party Agreements by AskAt or any of its Affiliates; (d) the willful misconduct or grossly negligent acts of AskAt or its Affiliates; or (e) violation of Applicable Law by any AskAt Indemnitees; excluding, in each case ((a), (b), (c), (d) or (e)), any damages or other amounts for which Arrys has an obligation to indemnify any AskAt Indemnitee pursuant to Section 8.2.

8.2 Indemnification by Arrys. Subject to the remainder of this Article 8, Arrys shall defend, indemnify, and hold AskAt, its Affiliates, subcontractors, and licensees, and each of their respective officers, directors, employees, and agents (the “AskAt Indemnitees”) harmless from and against any and all liabilities, losses, costs, damages, fees, expenses or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such AskAt Indemnitees, all to the extent resulting from any claims, suits, proceedings or causes of action brought by such Third Party against such AskAt Indemnitee that arise from or are based on: (a) the Exploitation of Licensed Compounds or Licensed Products by Arrys or its Affiliates, including product liability claims arising out of such Exploitation; (b) a material breach of any of Arrys’s representations, warranties or obligations under this Agreement; (c) the willful misconduct or grossly negligent acts of Arrys or its Affiliates or Arrys’s Sublicensees; (d) violation of Applicable Law by any Arrys Indemnitees; or (e) infringement of a Third Party’s intellectual property rights arising out of use by Arrys or any of its Affiliates of a Arrys trademark; excluding, in each case ((a), (b), (c), (d) or (e)), any damages or other amounts for which AskAt has an obligation to indemnify any Arrys Indemnitee pursuant to Section 8.1.

8.3 Indemnification Procedures. The Party claiming indemnity under this Article 8 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the claim, suit, proceeding or cause of action for which indemnity is being sought (“Claim”). The Indemnifying Party’s obligation to defend, indemnify, and hold harmless pursuant to Section 8.1 or Section 8.2, as applicable, shall be reduced to the extent the Indemnified Party’s delay in providing notification pursuant to the previous sentence results in material prejudice to the Indemnifying Party; provided, however, that the failure by an Indemnified Party to give such notice or otherwise meet its obligations under this Section 8.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement. At its option, the Indemnifying Party may assume the defense and have exclusive control, at its own expense, of any Claim for which indemnity is being sought by giving written notice to the Indemnified Party within [***] after receipt of the notice of the Claim, provided that (a) it agrees to indemnify the Indemnified Party from and against all losses the Indemnified Party may suffer arising out of the Claim; (b) the Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party; (c) the Claim does not relate to any criminal or regulatory enforcement proceeding; and (d) the Indemnifying Party conducts the defense of the Claim diligently. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party shall not settle any Claim that adversely affects the Indemnified Party’s rights without the prior written consent of the Indemnified Party, not to be unreasonably withheld, conditioned or delayed, unless the settlement involves only the payment of money. The Indemnified Party shall not settle any such Claim that adversely affects the Indemnifying Party’s rights without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (ii) the Indemnified Party reserves any right it may have under this Article 8 to obtain indemnification from the Indemnified Party.

8.4 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES OF ANY KIND ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT OR ANY CLAIMS ARISING HEREUNDER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE), REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 8.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 8.1 OR SECTION 8.2, (B) DAMAGES AVAILABLE IN THE CASE OF A PARTY’S FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, OR (C) DAMAGES AVAILABLE TO A PARTY FOR A BREACH BY THE OTHER PARTY OF ARTICLE 4 OR THE CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 9.

8.5 Insurance. During the Term, Arrys shall, at its individual sole expense, obtain and maintain commercially reasonable insurance or maintain a commercially reasonable program of self-insurance. Each Party shall also maintain any mandatory insurance, including but not limited to workers compensation coverage, in accordance with all Applicable Laws and regulations. Each Party shall provide to the other Party, on request, certificates of insurance evidencing the minimum required insurance, including notice of cancellation to be provided in accordance with the terms of the insurance policies.

ARTICLE 9

CONFIDENTIALITY

9.1 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any information and materials provided to it by or on behalf of the other Party or its Affiliates or generated pursuant to this Agreement (collectively, “Confidential Information”). For clarity, Confidential Information of a Party or its Affiliates shall include, without limitation, all information and materials disclosed by such Party or its Affiliates or their respective designees that (a) is marked as “Confidential,” “Proprietary” or with similar designation at the time of disclosure or (b) by its nature can reasonably be expected to be considered Confidential Information by the recipient. Information disclosed orally shall not be required to be identified as such to be considered Confidential Information. The terms of this Agreement shall be deemed to be the Confidential Information of both Parties. Notwithstanding the foregoing, Confidential Information shall not include any information to the extent that it can be established by written documentation by the receiving Party that such information:

(a) was already known to the receiving Party, other than under an obligation of confidentiality (except to the extent such obligation has expired or an exception is applicable under the relevant agreement pursuant to which such obligation was established), at the time of disclosure;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d) was independently developed by the receiving Party as demonstrated by written documentation prepared contemporaneously with such independent development; or

(e) was disclosed to the receiving Party, other than under an obligation of confidentiality (except to the extent such obligation has expired or an exception is applicable under the relevant agreement pursuant to which such obligation was established), by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

9.2 Authorized Disclosure. Except as expressly provided otherwise in this Agreement, each Party may use and disclose Confidential Information of the other Party solely as follows:

(a) under appropriate confidentiality provisions substantially equivalent to those in this Agreement:

(i) in connection with the performance of its obligations or as reasonably necessary or useful in the exercise of its rights under this Agreement, including the right to grant licenses or sublicenses as permitted hereunder;

(ii) in the case of Arrys as the receiving Party, to actual or potential (sub)licensees, acquirers or assignees, collaborators, investment bankers, investors or lenders, in each case, on a need to know basis;

(iii) in the case of AskAt as the receiving Party, to actual or potential acquirers or assignees, collaborators, investment bankers, investors or lenders, in each case, on a need to know basis; and

(iv) in the case of AskAt as the receiving Party, to actual or potential licensees (including an actual or potential licensee who is a Arrys Sublicensee coming into a direct license as provided for in this Agreement) solely as is reasonably necessary for each such disclosee to conduct technical or legal due diligence in connection with the proposed transaction with AskAt; provided that in no event shall such disclosure include any Confidential Information of Arrys other than the scope of Licensed Technology, Licensed Compounds, Licensed Products, in the Field and in the Territory,

(b) to the extent such disclosure is to a Governmental Authority as reasonably necessary in filing or prosecuting Patent, copyright and trademark applications, prosecuting or defending litigation, complying with applicable governmental regulations with respect to performance under this Agreement, obtaining Regulatory Approval or fulfilling post-approval regulatory obligations for the Licensed Compounds or Licensed Products, or otherwise required by Applicable Law; provided, however, that if a Party is required by Applicable Law to make any such disclosure of the other Party’s Confidential Information it shall, except where impracticable for necessary disclosures, give reasonable advance notice to the other Party of such disclosure requirement and, in each of the foregoing, shall use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed and shall only disclosed that Confidential Information that is required to be disclosed;

(c) to advisors (including lawyers and accountants) on a need to know basis, in each case under appropriate confidentiality provisions or professional standards of confidentiality substantially equivalent to those of this Agreement; or

(d) to the extent mutually agreed to by the Parties.

In the event that a receiving Party discloses Confidential Information of the other Party pursuant to the foregoing provisions of this Section 9.2, the receiving Party shall be primarily liable to the other Party for any act or omission of a disclosee to whom the receiving Party provides the disclosing Party’s Confidential Information to the same extent as if such act or omission of a disclose were an act or omission of the receiving Party. Notwithstanding the foregoing, the Parties shall agree upon a joint press release to announce this Agreement in a form to be mutually agreed by the Parties; thereafter, each Party may each disclose to Third Parties the information contained in such press release without the need for further approval by the other. Notwithstanding the foregoing, if a Party is required by Applicable Law to make a disclosure of the terms of this Agreement in a filing with or other submission to the SEC or foreign equivalent, any stock exchange or market, including publicly disclosing or filing this Agreement as a “material agreement” in accordance with Applicable Laws or applicable stock exchange regulations, and (A) such Party has provided copies of the disclosure to the other Party as far in advance of such filing or other disclosure as is reasonably practicable under the circumstances, (B) such Party has promptly notified the other Party in writing of such requirement and any respective timing constraints, and (C) such Party has given the other Party a reasonable time under the circumstances from the date of notice by such Party of the required disclosure to comment upon, request confidential treatment or approve such disclosure, then such Party shall have the right to make such public disclosure at the time and in the manner reasonably determined by its counsel to be required by Applicable Law. Notwithstanding anything to the contrary herein, it is hereby understood and agreed that if a Party seeking to make a disclosure to the SEC as set forth in this Section 9.2, and the other Party provides comments within the respective time periods or constraints specified herein or within the respective notice, the Party seeking to make such disclosure or its counsel, as the case may be, shall in good faith (1) consider incorporating such comments and (2) use reasonable efforts to incorporate such comments, limit disclosure or obtain confidential treatment to the extent reasonably requested by the other Party. Each Party shall have the right to issue additional press releases or to make public disclosures with the prior written agreement of the other Party.

9.3 Attorney-Client Privilege. Neither Party is waiving, nor shall be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the receiving Party, regardless of whether the disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties: (a) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Effective Date both the receiving Party and the disclosing Party shall have the right to assert such protections and privileges.

ARTICLE 10

TERM AND TERMINATION

10.1 Term. This Agreement shall commence on the Effective Date and, unless earlier terminated pursuant to this Article 10, shall expire on a country-by-country basis and Licensed Product-by-Licensed Product basis on the expiration date in such country of Royalty Term with respect to such Licensed Product in such country (the “Term”). Following the end of the Term for any such Licensed Product in such country by expiration (but not termination), the license granted to Arrys under Section 4.1 shall become non-exclusive, perpetual, irrevocable, fully paid-up and royalty-free.

10.2 Termination by Arrys.

(a) Arrys shall have the right for any or no reason to terminate this Agreement upon [***] prior written notice to AskAt.

(b) Arrys shall have the right to terminate Section 6.1(b) upon written notice to AskAt if AskAt or any of its Affiliates materially breaches any of its obligations under this Agreement and, after receiving written notice from Arrys identifying such material breach by AskAt in reasonable detail, fails to cure such material breach within [***] from the date of such notice; provided that such [***] period shall be extended to [***] if AskAt has commenced and is continuing good faith efforts to cure such breach but was not able to cure such breach within the initial [***] period.

10.3 Termination for Breach or Insolvency.

(a) Termination by AskAt. AskAt shall have the right to terminate this Agreement, either in whole or in relation to a particular Licensed Technology, with immediate effect by written notice to Arrys if Arrys or any of its Affiliates materially breaches any of its obligations under this Agreement and, after receiving written notice from AskAt identifying such material breach by Arrys in reasonable detail, fails to cure such material breach within [***] from the date of such notice; provided that such [***] period except for breaches of payment obligations shall be extended to [***] if Arrys has commenced and is continuing good faith efforts to cure such breach but was no able to cure such breach within the initial [***] period. For clarity, in no event shall such [***] period with respect to breaches of payment obligations be extended.

(b) Insolvency. If, at any time during the Term (i) a case is commenced by or against either Party under Title 11, United States Code, as amended, or analogous provisions of Applicable Law outside the United States (the “Bankruptcy Code”) and, in the event of an involuntary case under the Bankruptcy Code, such case is not dismissed within [***] after the commencement thereof, (ii) either Party files for or is subject to the institution of bankruptcy, liquidation or receivership proceedings (other than a case under the Bankruptcy Code), (iii) either Party assigns all or a substantial portion of its assets for the benefit of creditors, (iv) a receiver or custodian is appointed for either Party’s business, or (v) a substantial portion of either Party’s business is subject to attachment or similar process; then, in any such case ((i), (ii), (iii), (iv) or (v)), the other Party may terminate this Agreement upon written notice to the extent permitted under Applicable Law.

10.4 Disputed Termination Right. If the non-terminating Party reasonably disputes in good faith the right of the other Party to terminate this Agreement for any reason other than Arrys’s right to terminate for convenience pursuant to Section 10.2, and such non-terminating Party provides the terminating Party written notice of such dispute with reasonable justification for such dispute within [***] after the terminating Party’s notice, as applicable, then the terminating Party shall not have the right to terminate this Agreement unless and until a court, in accordance with Article 11, has determined that the terminating Party has the right to terminate this Agreement in accordance with the terms and conditions set forth herein. It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect.

10.5 Effects of Termination.

(a) Upon termination of this Agreement by Arrys under Section 10.2(a), by AskAt under Section 10.3(a), or by either Party pursuant to Section 10.3(b), the following shall apply (in addition to any other rights and obligations under this Article 10):

(i) Licenses and Exclusivity. All licenses granted in Article 4 shall terminate and the exclusivity obligations set forth in Section 4.4 shall terminate;

(ii) Arrys Sublicenses. Any existing agreements that contain a Arrys Sublicense shall terminate and Arrys shall terminate all sublicenses and cause all Affiliates and Arrys’s Sublicensees to cease to Exploit all Licensed Compound and Licensed Product, provided however that, if a Arrys Sublicensee was not then in breach of its Arrys Sublicense agreement with Arrys and if the actions or failure to act of such Arrys Sublicensee did not give rise to the basis for termination by AskAt, upon written request of such Arrys Sublicensee, such Arrys Sublicensee and AskAt shall enter into a direct license agreement under the Licensed Technology within the scope of the relevant Arrys Sublicense, on the same terms as set forth in this Agreement and AskAt agrees to negotiate in good faith the final form of such license agreement;

(iii) Confidential Information and Materials. Each Party shall, within [***] of the termination date, return to the other Party (or as directed by such other Party destroy and certify to such other Party in writing as to such destruction) all of such other Party’s Confidential Information provided by or on behalf of such other Party hereunder that is in the possession or control of such Party (or any of its Affiliates, sublicensees or subcontractors), except that such Party shall have the right to retain [***] copy of Confidential Information of such other Party strictly for legal purposes; and

(iv) Arrys shall, and shall cause each of its Affiliates and each Arrys Sublicensee to, provide to AskAt, without any charge, a copy of or reasonable access to any Know-How or Inventions Controlled by Arrys, or any of its Affiliates or any Arrys Sublicensee that were developed, created, conceived or reduced to practice by or on behalf of such Person in the course of the Development and Commercialization of Licensed Compound and Licensed Product (“Related Know-How and Inventions”). Arrys shall grant, and cause of its Affiliates and each Arrys Sublicensee that Controls any such Know-How or Inventions to grant to AskAt a non-exclusive, transferable, sublicenseable, worldwide, royalty free, fully paid up, perpetual and irrevocable license to Exploit the Related Know-How and Inventions Controlled by such Person without any restriction to the extent Applicable Law permits. Notwithstanding the foregoing, (A) in the event that Arrys, any of its Affiliates or any Sublicensee experiences a Change of Control on or after the Effective Date and prior to the termination of this Agreement, the Related Know-How and Inventions to be licensed by such Person pursuant to this

Section 10.5(a)(iv) shall be limited to the Related Know-How and Inventions Controlled by such Person prior to such Change of Control and (B) this Section 10.5(a)(iv) shall not apply in the event of a termination by Arrys pursuant to Section 10.3(b).

(b) Upon termination of Section 6.1(b) by Arrys pursuant to Section 10.2(b), the license grant set forth in Section 6.1(b) shall terminate.

10.6 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by AskAt are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that Arrys, as licensee of certain rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against AskAt under the U.S. Bankruptcy Code, Arrys shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to Arrys and all embodiments of such intellectual property, which, if not already in Arrys’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon Arrys’s written request therefor, unless AskAt elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a), following the rejection of this Agreement by AskAt upon written request therefor by Arrys.

10.7 Survival. Notwithstanding anything to the contrary, the following provisions shall survive and apply after expiration or termination of this Agreement in its entirety: Sections 3.6(c) and (d), 6.1, 6.2(b), 6.3 (but solely with respect to Joint Patents), 6.4 (but solely with respect to Joint Patents), 7.3(h), 8.1, 8.2, 8.3, 8.4, 10.5 and 10.7 and Article 1, Article 5, Article 9, Article 11 and Article 12. In addition, the other applicable provisions of Article 5 shall survive such expiration or termination of this Agreement in its entirety to the extent required to make final reimbursements, reconciliations or other payments incurred or accrued prior to the date of termination or expiration. All provisions not surviving in accordance with the foregoing shall terminate upon expiration or termination of this Agreement and be of no further force and effect. Termination or expiration of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

ARTICLE 11

DISPUTE RESOLUTION

11.1 Disputes. Except as otherwise expressly set forth in this Agreement, disputes of any nature arising under, relating to, or in connection with this Agreement (“Disputes”) shall be resolved pursuant to this Article 11.

11.2 Dispute Escalation. In the event of a Dispute between the Parties, the Parties shall first attempt to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on an informal basis within [***] from receipt of the written notice of a Dispute, either party may, by written notice to the other, have such Dispute referred to the Chief Executive Officer of each Party (or the designee of the Chief Executive

Officer, which designee is required to have decision-making authority on behalf of such Party), who shall attempt to resolve such Dispute by negotiation and consultation for a [***] period following receipt of such written notice.

11.3 Arbitration. In the event the Parties have not resolved such Dispute within [***] of receipt of the written notice referring such Dispute pursuant to Section 11.2, either Party may at any time after such [***] period submit such Dispute to be finally settled by arbitration administered in accordance with the procedural rules of the American Arbitration Association (the “AAA”) in effect at the time of submission, as modified by this Section 11.3. The arbitration shall be governed by the Laws of the State of New York. The arbitration shall be heard and determined by [***] arbitrators who are retired judges or attorneys with at least [***] of relevant experience in the pharmaceutical and biotechnology industry, each of whom shall be impartial and independent. Each Party shall appoint [***] arbitrator and the [***] arbitrator shall be selected by the [***] Party-appointed arbitrators, or, failing agreement within [***] following appointment of the second arbitrator, by the AAA. Such arbitration shall take place in New York, New York. The arbitration award so given shall, absent manifest error, be a final and binding determination of the Dispute, shall be fully enforceable in any court of competent jurisdiction, and shall not include any damages expressly prohibited by Section 8.4. Fees, costs and expenses of arbitration are to be divided by the Parties in the following manner: each Party shall pay for the arbitrator it chooses and the Parties shall share payment for the third arbitrator. Except in a proceeding to enforce the results of the arbitration or as otherwise required by law, neither Party nor any arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both Parties.

11.4 Injunctive Relief. Notwithstanding the dispute resolution procedures set forth in this Article 11, in the event of an actual or threatened breach of this Agreement, the aggrieved Party may seek provisional equitable relief (including restraining orders, specific performance or other injunctive relief), without first submitting to any dispute resolution procedures hereunder.

11.5 Tolling.

(a) The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches), as well as all time periods in which a party must exercise rights or perform obligations hereunder, shall be tolled once the dispute resolution procedures set forth in this Article 11 have been initiated and for so long as they are pending, and the Parties shall cooperate in taking all actions reasonably necessary to achieve such a result.

(b) In addition, during the pendency of any Dispute under this Agreement initiated before the end of any applicable cure period:

(i) this Agreement shall remain in full force and effect,

(ii) the provisions of this Agreement relating to termination for material breach with respect to such Dispute shall not be effective,

(iii) the time period for cure under Section 10.3(a) as to any termination notice given prior to the initiation of arbitration shall be tolled,

(iv) any time periods to exercise rights or perform obligations shall be tolled; and

(v) neither Party shall issue a notice of termination pursuant to this Agreement based on the subject matter of the arbitration, until the arbitral tribunal has confirmed the material breach and the existence of the facts claimed by a Party to be the basis for the asserted material breach; provided, that if such breach can be cured by the taking of specific remedial actions, the defaulting Party shall have a reasonable period of time to undertake and complete such remedial actions before any such notice of termination can be issued. Further, with respect to any time periods that have run during the pendency of the Dispute, the applicable Party shall have a reasonable period of time to exercise any rights or perform any obligations affected by the running of such time periods.

ARTICLE 12

MISCELLANEOUS

12.1 Entire Agreement; Amendment. This Agreement, including the Exhibits and Schedules hereto, set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Parties existing as of the Effective Date with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

12.2 Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented or delayed by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall mean conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).

12.3 Notices and Reports. Any notice and report required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 12.3, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by a reputable international expedited delivery service, or (b) [***] (such days to be determined with respect to Business Days of the addressee) after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested. This Section 12.3 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

If to AskAt:	AskAt Inc. Att: [***] [***] [***], Nagoya, 466-0841 Japan

If to Arrys:	c/o OrbiMed Advisors, LLC 601 Lexington Avenue New York, NY 10022 USA Attn: [***]

With a copy to (which shall not constitute notice):	Goodwin Procter LLP 100 Northern Avenue Boston, MA 02109 USA Attn: [***]

12.4 No Strict Construction; Headings. This Agreement has been prepared jointly and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

12.5 Interpretation. Whenever any provision of this Agreement uses the term “including” (or “includes”), such term shall be deemed to mean “including without limitation” (or “includes without limitations”). “Herein,” “hereby,” “hereunder,” “hereof” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used. The term “will” has the same meaning as the term “shall”. The term “or” means “and/or” hereunder. All definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural. Unless otherwise provided, all references to Sections and Exhibits in this Agreement are to Sections and Exhibits of this Agreement. References to any Sections include Sections and subsections that are part of the related Section (e.g., a section numbered “Section 3.2” would be part of “Section 3”, and references to “Section 3.2” would also refer to material contained in the subsection described as “Section 3.2(a)”). Unless otherwise stated, dollar amounts set forth in this Agreement are U.S. dollars.

12.6 Assignment. Neither Party may assign or transfer (whether by operation of Applicable Law or otherwise) this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that following prior written notice to the other Party, (a) Arrys may make such an assignment without AskAt’s consent to an Affiliate or to a successor to all or substantially all of the business or assets to which this Agreement relates, whether in a merger, sale of stock, sale of assets, reorganization or other transaction and (b) AskAt may make such an assignment without Arrys’s consent to a successor to all or substantially all of the business or assets to which this Agreement relates, including the assets related to the Licensed Compound or Licensed Products, whether in a merger, sale of stock, sale of assets, reorganization or other transaction. Any permitted successor or assignee of rights or obligations hereunder shall expressly assume performance of such rights or obligations (and in any event, any Party assigning this Agreement to an Affiliate shall remain bound by the terms and conditions hereof and any Party assigning this Agreement to a Third Party other than Affiliate shall remain bound by the terms and conditions of Article 9). Any permitted assignment shall be binding on and inure to the benefit of the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 12.6 shall be null, void and of no legal effect.

12.7 Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

12.8 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

12.9 Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by an arbitrator or by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering into this Agreement may be realized.

12.10 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

12.11 Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

12.12 Counterparts. This Agreement may be executed in one (1) or more counterparts, by facsimile, pdf or other electronic format, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.13 Choice of Law. This Agreement shall be governed by, and enforced and construed in accordance with, the laws of the State of New York, without regard to its conflicts of law provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

ASKAT INC.

By:	/s/ Akihiro Furuta

Name:	Akihiro Furuta
Title:	President

ARRYS THERAPEUTICS, INC.

By:	/s/ Iain Dukes

Name:	Iain Dukes
Title:	President and Chief Executive Officer

EXHIBIT A

LICENSED PATENTS

COMPOSITION PATENTS & TREATMENT PATENTS

Patent	International publication No.	International filing date (Expiration date w/o PTE*)	Country
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[***]

COMPOSITION PATENTS for AAT-007

[***]

Country	Application No.	Patent No.	IPM Status
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

COMPOSITION PATENTS for AAT-007 Polymorph

[***]

Country	Application No.	Patent No.	IPM Status
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

EXHIBIT B

DEVELOPMENT PLAN

[***]

SCHEDULE 1.97

CERTAIN REGULATORY MATERIALS

Country	IND No.	Drug	Sponsor	Indication	Phase	Status
[***]	[***]	[***]	[***]	[***]	[***]	[***]

SCHEDULE 7.2(A)

IP CONFLICTS

None.

SCHEDULE 7.2(e)(i)

LIST OF LICENSE AGREEMENTS

Title	Compound	Company	Date	Description
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[***]

LIST OF ACTIVE COLLABORATION AGREEMENTS

Agreement	Name	Affiliation	Study	Compound	Date
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[***]

SCHEDULE 7.2(e)(ii)

Title	Compound	Parties	Date	Description
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[***]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

AMENDMENT NO. 1 TO LICENSE AGREEMENT

THIS AMENDMENT NO. 1 TO LICENSE AGREEMENT (this “Amendment No. 1”) is entered into as of December 18, 2018 (the “Amendment No. 1 Effective Date”), by and between Arrys Therapeutics, Inc., (“Arrys”) and AskAt, Inc. (“AskAt”). Capitalized terms used herein but not defined herein shall have the same meaning as set forth in the Agreement (as defined below).

WHEREAS, Arrys and AskAt entered into that certain License Agreement between them, dated as of December 14, 2017 (the “Agreement”); and

WHEREAS, pursuant to Section 12.1 of the Agreement, the Parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby amend the Agreement as follows:

1.	Amendment. Exhibit B to the Agreement is hereby amended by replacing the phrase “[***]” with “[***]”.

2.

Controlling Nature; Modification; No Other Changes. Upon the execution of this Amendment No. 1 by an authorized representative of each Party, the Agreement shall be amended in accordance herewith, and this Amendment No. 1 shall form a part of the Agreement for all purposes. Except as expressly amended by this Amendment No. 1, all terms set forth in the Agreement shall remain the same and shall remain in full force and effect.

3.	Choice of Law. This Amendment No. 1 shall be governed by, and enforced and construed in accordance with, the laws of the State of New York, without regard to its conflicts of law provisions.

4.

Counterparts. This Amendment No. 1 may be executed in one (1) or more counterparts, by facsimile, pdf or other electronic format, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Party has caused this Amendment No. 1 to be executed by its duly authorized representative as of the Amendment No. 1 Effective Date.

ARRYS THERAPEUTICS, INC.		ASKAT, INC.

By:	/s/ Iain Dukes	By:	/s/ Akihiro Furuta

Name:	Iain Dukes	Name:	Akihiro Furuta
Title:	President and Chief Executive Office	Title:	President